The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-120612
SUBJECT TO COMPLETION, DATED DECEMBER 8, 2004

PROSPECTUS SUPPLEMENT	(TO PROSPECTUS DATED DECEMBER 3, 2004)

3,000,000 Shares

Cousins Properties Incorporated

                            % Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per share)

      Cousins Properties Incorporated is offering to the public its                     % Series B Cumulative Redeemable Preferred Stock, $1.00 par value per share, which we refer to in this prospectus supplement as the Series B preferred stock, on terms summarized as follows:

•	We will pay cumulative dividends on the Series B preferred stock, from the date of original issuance, in arrears, at the rate of % per year of the $25.00 liquidation preference per share, payable on February 15, May 15, August 15 and November 15 of each year when and as declared by the board of directors, beginning on February 15, 2005. This is equivalent to a fixed annual amount of $ per share.

•	We cannot redeem the Series B preferred stock before , 2009, except in certain circumstances in order to ensure that we remain qualified as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

•	On and after , 2009, we may, at our option, redeem the Series B preferred stock for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to the date of the redemption.

•	The Series B preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will not be convertible into or exchangeable for any other shares of our stock or any other property or securities.

•	Holders of the Series B preferred stock will generally have no voting rights, except if we fail to pay dividends on any Series B preferred stock for six or more quarterly periods.

•	In an effort to protect us against the risk of losing our status as a REIT due to a concentration of ownership among holders of our capital stock, transfers of Series B preferred stock in some circumstances will be restricted.

      We have applied to list the Series B preferred stock on the New York Stock Exchange, or NYSE, under the symbol “CUZ PrB.” If this application is approved, trading of the Series B preferred stock on the NYSE is expected to commence within the 30-day period following the initial delivery of the Series B preferred stock to the underwriters.

       Investing in the Series B preferred stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 4 of the accompanying prospectus.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us	$	$

      The underwriters have an option to purchase a maximum of 450,000 additional shares of Series B preferred stock to cover over-allotments.

      The underwriters expect to deliver the Series B preferred stock on or about                     , 2004.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Banc of America Securities LLC	Wachovia Securities

Co-Managers

KeyBanc Capital Markets	RBC Capital Markets	Wells Fargo Securities, LLC

The date of this prospectus supplement is                     , 2004.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus may be used only where it is legal to sell these securities. We are not, and the underwriters are not, making an offer to sell the securities, nor are we or the underwriters seeking an offer to buy the securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is correct at any date other than the date of the document containing the information.

      All references to “Cousins,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to Cousins Properties Incorporated, together with all entities owned, controlled or consolidated by us, except where it is made clear that the term means only the parent company.

ABOUT THIS PROSPECTUS SUPPLEMENT

      This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Series B preferred stock we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Series B preferred stock we are offering.

      If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement incorporates by reference important business and financial information about Cousins Properties Incorporated that is not included in or delivered with this prospectus supplement.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This prospectus supplement may be used only where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement is correct at any date other than the date of the document containing the information.

FORWARD-LOOKING STATEMENTS

      Certain matters contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks which could cause actual results to differ materially from those contained in any forward-looking statement. These risks include, but are not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, our ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close, the risks outlined in the section of this prospectus supplement entitled “Risk Factors,” the section of the accompanying prospectus under the heading “Risk Factors” and other risks detailed from time to time in our filings with the SEC.

      Words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in any forward-looking statement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Our forward-looking statements are based on current expectations and speak only as of the date of these statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

      This summary highlights information contained elsewhere in this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in the Series B preferred stock. You should consider consulting with your own legal and tax advisors to understand fully the terms of the Series B preferred stock. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Cousins Properties Incorporated

      We are an Atlanta, Georgia-based, fully integrated, self administered equity real estate investment trust, or REIT. We have extensive experience in the real estate industry, including the acquisition, financing, development, management and leasing of properties. We have been a public company since 1962, and our common stock trades on the New York Stock Exchange under the symbol “CUZ.” Our Series A Cumulative Redeemable Preferred Stock, which we refer to in this prospectus supplement as the Series A preferred stock, trades on the New York Stock Exchange under the symbol “CUZ PrA.”

      We own, directly and through subsidiaries and joint ventures, a portfolio of well-located, high-quality office, medical office, retail and residential properties and development projects and hold several tracts of strategically located undeveloped land. We intend to acquire and/or develop industrial properties, and are considering investments in condominium projects to be developed by partners with local expertise. The strategies employed to achieve our investment goals include:

•	the development of properties which are leased to quality tenants;

•	the maintenance of high levels of occupancy within owned properties;

•	the development of single-family residential subdivisions;

•	the selective sale and financing of assets;

•	the creation of joint venture arrangements; and

•	the acquisition of quality income-producing properties at attractive prices.

We also seek to be opportunistic and take advantage of normal real estate business cycles.

      As of September 30, 2004:

•	our office portfolio (excluding medical office) included interests in 24 commercial office buildings, with a weighted average leased percentage (excluding a property currently under construction and in lease-up and One Ninety One Peachtree Tower, in which we own less than 10%) of approximately 85%;

•	our medical office portfolio included interests in seven medical office properties, with a weighted average leased percentage (excluding a property currently under construction) of approximately 93%; and

•	our retail portfolio included interests in 13 properties, with a weighted average leased percentage (excluding the properties currently under construction and in lease-up) of approximately 92%.

      Our joint venture partners include, but are not limited to, the following companies (or their affiliates): International Business Machines Corporation, The Coca-Cola Company, Bank of America Corporation, The Prudential Insurance Company of America, JP Morgan Chase & Co. and Temple-Inland Inc.

      Our executive offices are located at 2500 Windy Ridge Parkway, Atlanta, Georgia 30339, and our telephone number is (770) 955-2200.

Recent Developments

      Since July 1, 2004, we have sold or otherwise disposed of 16 properties, including a total of approximately 5,035,000 rentable square feet of office and medical office space, that were owned by us directly or through joint ventures. Those asset dispositions included, but are not limited to:

•	the sale by a joint venture in which we owned a 50% interest of two office buildings and eight ground leases, all at Wildwood Office Park in Atlanta, Georgia, for approximately $247.5 million in October 2004;

•	the sale by a joint venture in which we owned a majority interest of 101 Second Street and 55 Second Street, both in San Francisco, for approximately $287.0 million in September 2004;

•	the sale by a joint venture in which we owned a 50% interest of four Wildwood Office Park office buildings in Atlanta, Georgia for approximately $172.5 million in September 2004;

•	the sale by a joint venture in which we owned a 50% interest of The Pinnacle and Two Live Oak, both in Atlanta, Georgia, for approximately $200.0 million in August 2004; and

•	the sale of 101 Independence Center, in Charlotte, North Carolina, for approximately $100.0 million in July 2004.

      In connection with these sales, we declared a special cash dividend of approximately $356 million, or $7.15 per share, to holders of our common stock, which was paid on November 18, 2004.

      Other recent developments include:

•	the opening of Phase I of The Avenue® Viera, a 371,000-square-foot upscale specialty retail center in Brevard County, Florida on November 23, 2004, which is 78% leased and 82% committed to more than 40 retailers and restaurants;

•	the recent announcement of our development of a 31-story, 500,000-square-foot office tower, with more than 50,000 square feet of retail space, at the intersection of Peachtree and Piedmont roads in the heart of Buckhead, in Atlanta’s financial district, which includes space committed to Bain & Company and CB Richard Ellis;

•	the renewal, amendment and increase of our unsecured revolving credit facility with a syndicate of banks on July 19, 2004, increasing the size of the facility by $50 million to $325 million and extending the maturity to September 2007; and

•	reaching an agreement in mid-September 2004, for the lease of 307,000 square feet of office space at Bank of America Plaza, a 55-story, 1.25 million-square-foot landmark tower in downtown Atlanta, to the law firm of Troutman Sanders, LLP.

      We have increased our development activity in 2004, and plan to continue to increase development activity in 2005. In connection with these activities, we have hired additional personnel in 2004 and may continue to do so in 2005. We will employ various forms of financing to fund these development activities, including the incurrence of additional indebtedness. See “Risks associated with the development of real estate, such as delay, cost overruns and the possibility that we are unable to lease a large portion of the space that we build, could adversely affect our results” under the heading “Risk Factors” on page 4 of the accompanying prospectus.

The Offering

      For a more complete description of the rights, preferences and other terms of the Series B preferred stock specified in the following summary, please see the information under the caption “Description of Series B Preferred Stock” in this prospectus supplement and “Description of Preferred Stock” in the accompanying prospectus.

Issuer	Cousins Properties Incorporated

Securities Offered	3,000,000 shares of our % Series B Cumulative Redeemable Preferred Stock, $1.00 par value per share (plus up to 450,000 additional shares of Series B preferred stock issuable upon exercise of the underwriters’ over-allotment option).

Price per share	$25.00

Dividend Rate and Payment Dates	Dividends on the Series B preferred stock are cumulative from , 2004, payable at the rate of % per year of the $25.00 liquidation preference per share (equivalent to a fixed annual amount of $ per share), and payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2005. The first dividend payment will be for less than a full quarter and will cover the period from , 2004 to February 15, 2005. Dividends on the Series B preferred stock will accrue regardless of whether:

• our agreements, including our credit facilities, at any time prohibit the current payment of dividends,

• we have earnings,

• there are funds legally available for the payment of such dividends, or

• such dividends are declared by our board of directors.

See “Description of Series B Preferred Stock — Dividends.”

Liquidation Preference	The liquidation preference for each share of Series B preferred stock is $25.00, plus all accrued and unpaid dividends. See “Description of Series B Preferred Stock — Liquidation Preference.”

Redemption	Except in certain circumstances relating to the preservation of our U.S. federal income tax status as a REIT, the Series B preferred stock is not redeemable prior to , 2009. On and after , 2009, the Series B preferred stock may be redeemed for cash at our option, in whole or in part, at any time and from time to time at $25.00 per share, plus all accrued and unpaid dividends on each share of Series B preferred stock redeemed to the date fixed for redemption. See “Description of Series B Preferred Stock — Redemption.”

Maturity	The Series B preferred stock does not have any stated maturity date, and we are not required to redeem these shares. Accordingly, the Series B preferred stock will remain outstanding indefinitely unless we decide to redeem it or repurchase shares in the open market, in each case, at our option, subject to the restrictions on redemption described herein.

Ranking	The Series B preferred stock will rank:

• senior to our common stock with respect to the payment of dividends and other amounts upon liquidation,

• equal with our outstanding Series A preferred stock, and equal with our other preferred stock issued from time to time, unless a particular series of preferred stock that we issue specifies that it will rank junior or senior to the Series B Preferred Stock with respect to the payment of dividends and other amounts upon liquidation, and

• junior to our outstanding indebtedness.

See “Description of Series B Preferred Stock — Ranking.”

Conversion	The Series B preferred stock is not convertible into or exchangeable for any other shares of our stock or any other property or securities.

Voting Rights	Holders of the Series B preferred stock will generally have no voting rights, except as required by law. However, if we fail to pay dividends on any shares of Series B preferred stock for six or more quarterly periods, the holders of the Series B preferred stock (voting together as a class with our Series A preferred stock and all other series of our preferred stock, if any, upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two members to our board of directors until all dividends accumulated on the Series B preferred stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. See “Description of Series B Preferred Stock — Voting Rights.”

Restrictions on Ownership	Subject to certain exceptions, our Restated and Amended Articles of Incorporation, as amended, which we refer to in this prospectus supplement as the Articles of Incorporation, limit “Ownership” (as defined in our Articles of Incorporation) by a single “Person” (as defined in our Articles of Incorporation) to 3.9% of the aggregate value of all outstanding shares of all classes of our capital stock (including the Series B preferred stock). See “Description of Series B Preferred Stock — Restrictions on Ownership.”

Use of Proceeds	The net proceeds from the sale of the Series B preferred stock will be used to repay outstanding indebtedness and for general corporate purposes, including to fund ongoing development activities. See “Use of Proceeds.”

Trading	We have applied to list the Series B preferred stock on the NYSE under the symbol “CUZ PrB.” If this application is approved, trading of the Series B preferred stock on the NYSE is expected to commence within a 30-day period following the initial delivery of the Series B preferred stock to the underwriters.

RISK FACTORS

      In addition to the risks which are included beginning on page 4 of the accompanying prospectus, and the risks that are described in our periodic filings with the SEC under the Securities Exchange Act of 1934, as amended, you should carefully consider the following material risk factors before making an investment in the Series B preferred stock.

The Series B preferred stock does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.

      The Series B preferred stock is a new issue of securities with no established trading market. Since the Series B preferred stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We have applied to list the Series B preferred stock on the NYSE, but we cannot assure you that the shares will be approved for listing. If approved, trading is not expected to begin until up to 30 days after initial delivery of the shares. In addition, an active trading market on the NYSE for the Series B preferred stock may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares of Series B preferred stock will be limited. The trading price of the shares will depend on many factors, including:

•	prevailing interest rates,

•	the market for similar securities,

•	general economic and market conditions, and

•	our financial condition, performance and prospects.

      For example, an increase in market interest rates may have a negative effect on the trading value of the Series B preferred stock. The underwriters are not obligated to make a market in the Series B preferred stock, and if they do so, may discontinue market-making at any time without notice.

Our Series B preferred stock will be subordinated to our debt and has not been rated.

      Our Series B preferred stock will be subordinated to all of our existing and future indebtedness. The Series B preferred stock has not been rated by any nationally recognized statistical rating organization.

USE OF PROCEEDS

      We estimate that we will receive net proceeds from this offering, after all anticipated issuance costs, of approximately $           million (or approximately $           million if the underwriters’ over-allotment option is exercised in full). We intend to use a portion of the net proceeds of this offering to repay approximately $10 million outstanding under our unsecured revolving credit facility, which was incurred subsequent to September 30, 2004 for general corporate purposes, and for general corporate purposes, including, without limitation, repaying indebtedness from time to time and funding future investments and developments.

      The interest rate on our unsecured revolving credit facility, which matures in September 2007, is equal to LIBOR plus a spread based on the ratio of total debt to total assets. As of November 30, 2004, the interest rate was 3.03%. Pending application of such net proceeds, we will invest such proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with our intention to continue to qualify for taxation as a REIT. See “Underwriting — Related-Party Transactions.”

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF

EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

						Nine Months
	Year Ended December 31,					Ended
						September 30,
	1999	2000	2001	2002	2003	2004

Ratio of earnings to fixed charges	7.44	3.02	3.47	1.89	5.54	11.40
Ratio of earnings to combined fixed charges and preferred stock dividends	7.44	3.02	3.47	1.89	5.03	9.08

      We issued our Series A preferred stock in July 2003. Accordingly, for the years ended December 31, 1999 through December 31, 2002, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges. For the years ended December 31, 1999 through December 31, 2002, we compute the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations, adjusted for equity investees and minority interests, further adjusted for gain on sale of investment property, net of applicable income tax provision, distributed income of equity investees, amortization of capitalized interest and fixed charges less capitalized interest. Fixed charges consist of interest expense (including capitalized interest) and the portion of rental expense representing interest (estimated as 30%). Preferred stock dividends are combined with fixed charges for the year ended December 31, 2003 and the nine months ended September 30, 2004, but otherwise the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends is as described as above.

DESCRIPTION OF SERIES B PREFERRED STOCK

      The following description of the Series B preferred stock offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the preferred stock set forth under “Description of Preferred Stock” in the accompanying prospectus, to which reference is hereby made. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations setting forth the terms of the Series B preferred stock. Copies of the Certificate of Designations and of our Articles of Incorporation may be obtained from us upon request.

Our Preferred Stock Generally

      Pursuant to our Articles of Incorporation, our board of directors has the authority, without further shareholder action, to issue a maximum of 20,000,000 shares of preferred stock, $1.00 par value per share. As of September 30, 2004, there were 4,000,000 shares of our Series A preferred stock issued and outstanding. Our Series A preferred stock trades on the NYSE under the symbol “CUZ PrA.” For a detailed description of the terms of the Series A preferred stock, please see the section entitled “Description of Preferred Stock” beginning on page 27 of the accompanying prospectus.

      Pursuant to our Articles of Incorporation, our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the times of payment and the date from which dividends will accumulate, if dividends are to be cumulative,

•	whether and upon what terms the shares will be redeemable,

•	whether and upon what terms the shares will have a sinking fund,

•	whether and upon what terms the shares will be convertible or exchangeable,

•	whether the shares will have voting rights and the terms thereof,

•	the rights of the holders upon our liquidation, dissolution or winding-up,

•	restrictions on transfer to preserve our tax status as a REIT, and

•	any other relative rights, powers and limitations or restrictions.

Series B Preferred Stock — General

      The Series B preferred stock offered hereby is a series of our preferred stock, that, when issued, will be fully paid and nonassessable and will have no preemptive rights.

Ranking

      With respect to the payment of dividends and amounts upon liquidation, the Series B preferred stock will rank:

•	senior to our common stock and to any other class or series of our capital stock other than any class or series referred to in the next succeeding bullet points,

•	on a parity with our outstanding Series A preferred stock, and any other class or series of our capital stock the terms of which specifically provide that such class or series of capital stock ranks on a parity with the Series B preferred stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up,

•	junior to any class or series of our capital stock the terms of which specifically provide that such class or series of capital stock ranks senior to the Series B preferred stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up, and

•	junior to our indebtedness.

Dividends

      Holders of Series B preferred stock will be entitled to receive, when and as declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of                     % per year of the $25.00 liquidation preference per share, equivalent to a fixed annual amount of $          per share. Dividends on the Series B preferred stock are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, and if such day is not a business day, the next succeeding business day, commencing on February 15, 2005. We refer to each of these dates as a “dividend payment date” in this prospectus supplement, and the period beginning after each dividend payment date and ending on the next succeeding dividend payment date is referred to as the “dividend period.” The first dividend payment will be for less than a full quarter and will cover the period from                     , 2004 to February 15, 2005. Such dividend and any dividend payable on the Series B preferred stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which is the first day of the calendar month in which the applicable dividend payment date falls or on such other date designated by our board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such dividend payment date. We refer to each of these dates as a “dividend record date” in this prospectus supplement.

      No dividends on Series B preferred stock may be declared by our board of directors or paid or set apart for payment by us if such declaration or payment is restricted or prohibited by law, or at any time at which one or more of our contractual agreements, including any agreement relating to our outstanding indebtedness, (1) prohibits the declaration, payment or setting apart for payment of dividends or (2) provides that the declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder.

      Notwithstanding the foregoing, dividends on the Series B preferred stock will accrue regardless of whether:

•	our agreements, including our credit facilities, at any time prohibit the current payment of dividends,

•	we have earnings,

•	there are funds legally available for the payment of such dividends, or

•	such dividends are declared.

      Accrued but unpaid dividends on the Series B preferred stock will accumulate as of the dividend payment date on which they first become payable. No dividends will be declared or paid or set apart for payment, and no distribution will be made, on any of our common stock or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series B preferred stock (including our outstanding Series A preferred stock), other than a dividend that consists of shares of our common stock or shares of any other class of stock ranking junior to the Series B preferred stock as to dividends and upon liquidation, for any period unless full cumulative dividends on the Series B preferred stock have been, or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment for all dividend periods ending on or prior to the date of such action with respect to our common stock or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series B preferred stock.

      When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) with respect to the Series B preferred stock and any other series of preferred stock ranking on a parity as to dividends with the Series B preferred stock, all dividends declared upon the Series B preferred stock and any other series of preferred stock ranking on a parity as to dividends with the Series B preferred stock (including our outstanding Series A preferred stock) will be declared pro rata so that the amount of dividends declared per share of Series B preferred stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B preferred stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B preferred stock which may be in arrears.

      Unless full cumulative dividends on the Series B preferred stock have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all dividend periods ending on or prior to the date of any action described below:

•	no dividends (other than in shares of our common stock or shares of our capital stock ranking junior to the Series B preferred stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment,

•	no other distribution may be declared or made upon shares of our common stock or any shares of our capital stock ranking junior to or on a parity with the Series B preferred stock (including our outstanding Series A preferred stock) as to dividends or upon liquidation, and

•	no shares of our common stock, or any other shares of our capital stock ranking junior to or on a parity with the Series B preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired by us for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) (except by conversion into or exchange for other of our shares of capital stock ranking junior to the Series B preferred stock as to dividends and upon liquidation, and except for our redemption, purchase or acquisition of “Excess Shares” under our Articles of Incorporation to ensure that we remain a qualified REIT for federal income tax purposes).

      Holders of the Series B preferred stock will not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series B preferred stock as provided above. Any dividend payment made on the Series B preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series B preferred stock will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus all accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series B preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B preferred stock will have no right or claim to any of our remaining assets.

      In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series B preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the Series B preferred stock (including our outstanding Series A preferred stock) in the distribution of assets, then the holders of the Series B preferred stock and all other such classes or series will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      Our consolidation, combination or merger with or into any other corporation, trust or entity or consolidation or merger of any other corporation with or into us, the sale, lease or conveyance of all or substantially all of our assets, property or business or any statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us.

Redemption

      The Series B preferred stock is not redeemable before                     , 2009. However, in order to ensure that we remain a qualified REIT for federal income tax purposes, shares of Series B preferred stock and any other shares of our capital stock that are owned by a shareholder in excess of a specified ownership limit may automatically become “Excess Shares” under our Articles of Incorporation, which we will have the right to purchase from the holder. See “— Restrictions on Ownership.”

      On and after                     , 2009, we, at our option upon not less than 30 nor more than 60 days prior written notice, may redeem the Series B preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such shares to the date fixed for redemption (except as provided below), without interest. Holders of Series B preferred stock to be redeemed must surrender the Series B preferred stock at the place designated in the notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender. If notice of redemption of any Series B preferred stock has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any Series B preferred stock called for redemption, then from and after the redemption date:

•	dividends will cease to accrue on the Series B preferred stock,

•	the Series B preferred stock will no longer be deemed outstanding, and

•	all rights of the holders of the Series B preferred stock will terminate, except the holder’s right to receive the redemption price.

      If less than all of the outstanding Series B preferred stock is to be redeemed, the Series B preferred stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us.

      Unless full cumulative dividends on all Series B preferred stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment for all dividend periods ending on or prior to the date of any applicable redemption, purchase or acquisition, no Series B preferred stock may be redeemed unless all outstanding shares of Series B preferred stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series B preferred stock (except by exchange for shares of our capital stock ranking junior to the Series B preferred stock as to dividends and upon liquidation). This requirement will not prevent the Series B preferred stock from becoming “Excess Shares” under our Articles of Incorporation or the purchase by us of Excess Shares in order to ensure that we remain qualified as a REIT for federal income tax purposes.

      The terms of the Series B preferred stock will not prevent us from conducting open-market purchases of our Series B preferred stock and/or any of our other equity securities from time to time, in accordance with applicable law and subject to the limitations described under the headings “— Dividends” and “— Redemption” above.

      Notice of redemption will be given by publication in the New York Times, Wall Street Journal or other newspaper of similar general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days before the redemption date. A similar notice will be mailed by us, postage prepaid, not less than 30 nor more than 60 days before the redemption date, addressed to the respective holders of record of the Series B preferred stock to be redeemed at their respective addresses as they appear on our stock transfer records. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B preferred stock except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date,

•	the redemption price,

•	the number of shares of Series B preferred stock to be redeemed,

•	the place or places where shares of Series B preferred stock are to be surrendered for payment of the redemption price, and

•	that dividends on the Series B preferred stock to be redeemed will cease to accrue on such redemption date.

      If less than all of the shares of Series B preferred stock held by any holder are to be redeemed, the notice mailed to the holder will also specify the number of shares to be redeemed.

      The holders of Series B preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B preferred stock on the corresponding dividend payment date notwithstanding the redemption thereof between the dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series B preferred stock that are called for redemption.

      The Series B preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that we remain a qualified REIT for federal income tax purposes, Series B preferred stock owned by a shareholder in excess of the ownership limit specified in the Articles of Incorporation may become “Excess Shares” under our Articles of Incorporation, which we will have the right to purchase from the holder. See “— Restrictions on Ownership.”

Voting Rights

      Holders of the Series B preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time as required by law.

      Whenever we fail to pay dividends on any Series B preferred stock for six or more quarterly periods, which we refer to in this prospectus supplement as a “preferred dividend default,” the holders of Series B preferred stock (voting separately as a class with our outstanding Series A preferred stock and all other series of preferred stock, if any, ranking on a parity with the Series B preferred stock as to dividends or upon liquidation, referred to in this prospectus supplement as “parity preferred,” upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two members of our board of directors, referred to in this prospectus supplement as “preferred directors:”

•	at the next annual meeting of the shareholders or at a special meeting of the shareholders called by the holders of record of at least 20% of the Series B preferred stock or the holders of 20% of any other series of such parity preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders), and

•	at each subsequent annual meeting until all dividends accrued on Series B preferred stock for all dividend periods ending on or prior to the date of any applicable annual meeting shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

      If and when all accumulated dividends on the Series B preferred stock shall have been declared and paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every preferred dividend default) and, if all accumulated dividends have been paid in full or declared and set aside for payment in full on all series of parity preferred upon which like voting rights have been conferred and are exercisable, the term of office of each preferred director so elected shall terminate.

      Any preferred director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B preferred stock (voting separately as a class with all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default shall continue, any vacancy in the office of a preferred director may be filled by written consent of the preferred director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B preferred stock when they have the voting rights described above (voting separately as a class with all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable). The preferred directors will each be entitled to one vote per director on any matter.

      So long as any shares of Series B preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series B preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to Series B preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of our capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or

•	amend, alter or repeal the provisions of our Articles of Incorporation, whether by merger, consolidation or otherwise (an “event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B preferred stock or the holders thereof, provided, however, with respect to the occurrence of any event set forth in the second bullet point above, so long as any shares of Series B preferred stock remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series B preferred stock or the holders thereof, and provided further that (1) any increase in the amount of the authorized common stock or preferred stock or the creation or issuance of any other series of common stock or preferred stock, ranking on a parity with or junior to Series B preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or (2) any change to the number or classification of our directors, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers, and provided further that any amendment to Article 11 of our Articles of Incorporation relating to “Excess Shares,” the ownership limit set forth therein or any other matter described therein of any type or nature will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers so long as after such amendment, any single “Person” may “Own” (each as defined in Article 11 of the Articles of Incorporation prior to or after such amendment) 3.9% of the value of the outstanding shares of our capital stock without violating the ownership limit set forth therein.

      The foregoing voting provisions will not apply, and the Series B preferred stock will not be entitled to vote, after any notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the redemption price to the holders upon surrender of the shares.

Conversion

      The Series B preferred stock is not convertible into or exchangeable for any other of our property or securities. However, to preserve our status as a REIT for federal income tax purposes, shares of Series B preferred stock may become “Excess Shares” under Article 11 of our Articles of Incorporation. See “— Restrictions on Ownership.”

Restrictions on Ownership

      For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in complying with this requirement, subject to certain exceptions, the Articles of Incorporation limit “Ownership” (as defined in the Articles of Incorporation) by a single “Person” (as defined in the Articles of Incorporation) to 3.9% of the aggregate value of all outstanding shares of all classes of stock (including the Series B preferred stock). For a more complete description of the transfer restrictions contained in our Articles of Incorporation, please see the discussion contained in the accompanying prospectus under the heading “Description of Common Stock — Restrictions on Transfer.”

Transfer Agent

      The transfer agent, registrar and dividend disbursing agent for the Series B preferred stock will be Wachovia Bank, N.A.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following summary of certain United States federal income tax considerations is based on current law, is for general information only, and is not tax advice. The discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. In addition, this section does not address foreign, state or local taxation. King & Spalding LLP has provided opinions to the effect that the following discussion in this prospectus supplement and the discussion in the accompanying prospectus under the heading “Certain Federal Income Tax Considerations,” to the extent that they contain statements of applicable federal income tax law, are correct in all material respects as of the date hereof, with the exception that the opinion of King & Spalding LLP does not address whether Cousins Properties Incorporated has qualified, or will qualify, as a REIT for federal income tax purposes. Deloitte Tax LLP has provided an opinion as of November 18, 2004 regarding our REIT qualification, which is attached as Exhibit 8.2 to our Registration Statement on Form S-3 (Registration No. 333-120612) of which this prospectus supplement and the accompanying prospectus are a part, filed with the SEC on November 18, 2004, and which exhibit is incorporated herein by reference. See “Where You Can Find More Information” in the accompanying prospectus for information on how to obtain a copy of this tax opinion. See also “Certain Federal Income Tax Considerations — Taxation of Cousins Properties Incorporated” in the accompanying prospectus.

      This prospectus supplement does not address the taxation of Cousins Properties Incorporated or its election to be taxed as a REIT. Such matters are addressed in the accompanying prospectus under the caption “Certain Federal Income Tax Considerations — Taxation of Cousins Properties Incorporated.” With respect to the taxation of shareholders, this discussion supplements, and should be read together with, the discussion in the accompanying prospectus under the caption “Certain Federal Income Tax Considerations — Taxation of Shareholders.” Prospective investors should consult, and must depend on, their own tax advisors regarding the federal, state, local, foreign and other tax consequences of holding and disposing of the Series B preferred stock.

      Dividends and Other Distributions; Backup Withholding. For a discussion regarding the federal income taxation of dividends and other distributions with respect to shares of our capital stock, and the backup withholding rules, see “Certain Federal Income Tax Considerations — Taxation of Shareholders” in the accompanying prospectus. In determining the extent to which a distribution on the Series B preferred stock constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to distributions with respect to our common stock. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of our preferred stock will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of our preferred stock for the year and the denominator of which will be the total dividends paid to the holders of shares of all classes of our stock for the year.

      Redemption of Series B Preferred Stock. The federal income tax treatment to be accorded to any redemption by us of the Series B preferred stock can only be determined on the basis of particular facts as to each holder of Series B preferred stock at the time of redemption. In general, a holder of Series B preferred stock will recognize capital gain or loss (if the Series B preferred stock is held as a capital asset) measured by the difference between the amount realized by the holder upon the redemption and such holder’s adjusted tax basis in the Series B preferred stock redeemed, provided that the redemption (1) results in a “complete termination” of the holder’s interest in all classes of our capital stock under Section 302(b)(3) of the Code, (2) is “substantially disproportionate” with respect to the holder’s interest in our stock under Section 302(b)(2) of the Code (which will not be the case if only shares of Series B preferred stock are redeemed, since they generally do not have voting rights), or (3) is “not essentially equivalent to a dividend” with respect to the holder of the Series B preferred stock under Section 302(b)(1) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. If none of the aforementioned tests is met, the redemption will be taxed as a distribution with respect to the Series B preferred stock and, accordingly, will be treated as a dividend to the extent of our current and accumulated earnings and profits. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Series B preferred stock depends upon the facts and circumstances at the time when the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

      Under current law, a holder of our stock whose shares are redeemed in a transaction treated for federal income tax purposes as a dividend may allocate the tax basis of the redeemed shares to other shares of our stock actually owned by the holder or, if the holder no longer owns any shares of our stock, to shares of our stock owned by certain parties related to the holder. Proposed Treasury Regulations, if adopted, would alter this result. Under the proposed Treasury Regulations, a holder of our stock would be treated as realizing a capital loss on the date of the dividend equivalent redemption equal to the tax basis of the redeemed shares, determined after taking certain basis adjustments into account. The recognition of such loss generally would be deferred until the occurrence of specified events, such as, for example, the holder ceasing to own, actually or constructively, any shares of our stock. We cannot predict whether the Proposed Treasury Regulations will be adopted, in their current form of otherwise.

UNDERWRITING

      We are offering the Series B preferred stock described in this prospectus supplement through a number of underwriters. Banc of America Securities LLC and Wachovia Capital Markets, LLC are the representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the number of shares of Series B preferred stock listed next to its name below at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Number of Shares

Banc of America Securities LLC
Wachovia Capital Markets, LLC
KeyBanc Capital Markets, a division of McDonald Investments Inc.
RBC Dain Rauscher Inc.
Wells Fargo Securities, LLC

Total	3,000,000

      We have also granted to the underwriters a 30-day option to purchase, on a pro rata basis, up to 450,000 additional shares of Series B preferred stock at the initial public offering price less the underwriting discounts and commissions. The option may be exercised to cover any over-allotments of shares of Series B preferred stock.

      The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to certain other conditions. The underwriters must buy all of these shares from us if they buy any of them. The underwriters are offering the Series B preferred stock subject to a number of conditions, including:

•	the underwriters’ receipt and acceptance of the shares from us, and

•	the underwriters’ right to reject orders in whole or in part.

      Settlement Cycle. We expect that delivery of the shares of Series B preferred stock will be made against payments therefor on or about                     , 2004, which is the fifth business day following the date hereof. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series B preferred stock on any day prior to the third business day before the date of delivery of any payment on the shares of Series B preferred stock will be required, by virtue of the fact that the Series B preferred stock initially will settle in five business days from the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Series B preferred stock who wish to trade shares on the day of pricing or the next two succeeding business days should consult their own advisors.

      Stock Market Listing. We have applied to list the Series B preferred stock on the NYSE. If approved, trading of the Series B preferred stock on the NYSE is expected to commence within the 30-day period following the initial delivery of the Series B preferred stock to the underwriters. The representatives have advised us that they intend to make a market in the Series B preferred stock prior to the commencement of trading on the NYSE. The representatives will have no obligation to make a market, however, and may cease market-making activities, if commenced, at any time.

      The Series B preferred stock is a new issue of securities with no established trading market. An active trading market may not develop. Even if an active market does develop, the public price at which our shares trade in the future may be below the offering price.

      Underwriting Discounts and Commissions. The underwriting discounts and commissions are the difference between the price the underwriters pay to us and the price at which the underwriters initially offer the shares to the public. The size of the underwriting discounts and commissions are determined through arms-length negotiations between us and the representatives. The following table shows the per share and total underwriting discounts and commissions we will allow to the underwriters.

	Per Share		Total

	Without	With	Without	With
	Over-Allotment	Over-Allotment	Over-Allotment	Over-Allotment

Underwriting discounts and commissions	$

      The expenses of this offering, not including the underwriting discount, are estimated to be approximately $          and will be paid by us. Expenses include the NYSE listing fees, printing expenses, legal and accounting fees, transfer agent and registrar fees and other miscellaneous fees and expenses.

      Company Lock Up. We have agreed for a period of 90 days from the date of this prospectus supplement that we will not, without the prior written consent of the representatives, sell, dispose of, hedge or take certain other actions with respect to any shares of the Series B preferred stock or securities convertible into or exchangeable for the Series B preferred stock. The representatives may, in their discretion, release us from this lock up at any time and without notice.

      Indemnification of the Underwriters. We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

      Dealers’ Compensation. The underwriters initially will offer our shares to the public at the price specified on the cover page of this prospectus supplement. The underwriters may allow to selected dealers a concession of not more than $           per share. The underwriters may also allow, and any other dealers may reallow, a concession of not more than $           per share to some other dealers. If all the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. A change in the public offering price will not affect the amount of proceeds that we receive.

      Stabilization and Other Transactions. The rules of the SEC generally prohibit the underwriters from trading in our Series B preferred stock on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our Series B preferred stock to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales, syndicate covering transactions and penalty bids, each of which is summarized in more detail below.

•	Stabilizing transactions consist of bids or purchases made by the representatives for the purpose of preventing or slowing a decline in the market price of our Series B preferred stock while this offering is in progress.

•	Short sales occur when the representatives, on behalf of the underwriting syndicate, sell more of our shares than they purchase from us in this offering. The representatives must close out any short position by exercising their over-allotment option or by purchasing shares in the open market, potentially including purchases made as stabilizing transactions. A short position is more likely to be created if the representatives are concerned that there may be downward pressure on the price of the Series B preferred stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions are bids for or purchases of our Series B preferred stock on the open market by the representatives on behalf of the underwriters in order to reduce a short position incurred by the representatives on behalf of the underwriters. Similar to other purchase transactions, syndicate covering transactions may have the effect of raising or maintaining the market price of our Series B preferred stock or preventing or retarding a decline in the market price of our Series B preferred stock. As a result, the price of our Series B preferred stock may be higher than the price that might otherwise exist in the open market.

•	A penalty bid is an arrangement permitting the representatives to reclaim the selling concession that would otherwise accrue to an underwriter if the Series B preferred stock originally sold by that underwriter was later repurchased by the representatives and therefore was not effectively sold to the public by such underwriter.

      If the representatives commence these activities, they may discontinue them at any time without notice. The representatives may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

      Related-Party Transactions. In the ordinary course of their business, the underwriters and/or their affiliates have engaged, and expect in the future to engage, in investment banking, commercial banking, financial advisory and/or general financing transactions with us, for which they have received, and may in the future receive, customary fees and commissions. In addition, as described above under “Use of Proceeds,” a portion of the proceeds of this offering are intended to be used to repay indebtedness under our $325 million revolving credit facility. Banc of America Securities LLC, one of the underwriters in this offering, is the sole lead arranger and sole book manager for that credit facility. In addition, Bank of America, N.A., an affiliate of one of the underwriters, is administrative agent, lender and letter of credit issuer under that credit facility. Accordingly, each of Banc of America Securities LLC and Bank of America, N.A. will receive portions of the repayment of that credit facility. The underwriters and/or their affiliates also may lease space from us from time to time.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Except as specifically described below, information included in the SEC’s website is not incorporated by reference into this prospectus supplement and the accompanying prospectus. You may also read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

      We “incorporate by reference” into this prospectus supplement and the accompanying prospectus some of the documents that we have filed and will file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file subsequently with the SEC will automatically update this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents and information listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (SEC File No. 0-3576), after the date of this prospectus supplement and up until we sell all the securities offered by this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	Current Reports on Form 8-K filed on September 22, 2004 (under Item 2.01), October 26, 2004 (under Item 2.01), November 9, 2004 (under Item 8.01) and December 3, 2004 (under Item 8.01);

•	The description of our Series A Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A (File No. 1-11312) filed July 23, 2003, including any amendment or report filed for the purpose of updating such description; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 1-11312) dated August 4, 1992, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by contacting us at the following address or telephone number:

Cousins Properties Incorporated
2500 Windy Ridge Parkway
Atlanta, Georgia 30339
Attention: Investor Relations
Telephone: (770) 955-2200

LEGAL MATTERS

      The legality of the Series B preferred stock being offered hereby and specified tax matters are being passed upon for us by King & Spalding LLP, Atlanta, Georgia. Certain legal matters related to this offering are being passed upon for the underwriters by Hunton & Williams LLP.

EXPERTS

      Our consolidated financial statements incorporated in this prospectus supplement by reference from our Current Report on Form 8-K filed on November 9, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      Our consolidated financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2003, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements and financial statement schedule of CSC Associates, L.P., incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Subject to completion, dated November 18, 2004

Prospectus

$200,000,000

Cousins Properties Incorporated

Common Stock, Warrants, Debt Securities and Preferred Stock

        Cousins Properties Incorporated may from time to time offer in one or more series or classes:

•	shares of our common stock,

•	warrants to purchase shares of our common stock,

•	unsecured debt securities,

•	shares of our preferred stock, or

•	any combination of these securities, individually or as units.

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

      Our principal executive offices are located at 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339-5683 and our telephone number is (770) 955-2200.

      Our common stock trades on the New York Stock Exchange under the symbol “CUZ.” On November 17, 2004, the last sales price of our common stock on the New York Stock Exchange was $38.71 per share.

      Our Series A Cumulative Redeemable Preferred Stock trades on the New York Stock Exchange under the symbol “CUZPRA.” On November 17, 2004, the last sales price of our Series A Cumulative Redeemable Preferred Stock on the New York Sock Exchange was $26.00 per share.

      Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

       These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is December 3, 2004.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      The registration statement that contains this prospectus contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus is correct at any date other than the date of the document containing the information.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Except as specifically described below, information included in the SEC’s website is not incorporated by reference into this prospectus. You may also read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

      We “incorporate by reference” into this prospectus some of the documents that we have filed and will file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement, and information that we file subsequently with the SEC will automatically update this prospectus and any prospectus supplement. We incorporate by reference the documents and information listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and up until we sell all the securities offered by this prospectus and any prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	Current Reports on Form 8-K filed on September 22, 2004, October 26, 2004 and November 9, 2004;

•	The description of our Series A Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A (File No. 1-11312) filed July 23, 2003, including any amendment or report filed for the purpose of updating such description; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 1-11312) dated August 4, 1992, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by contacting us at the following address or telephone number:

Cousins Properties Incorporated

2500 Windy Ridge Parkway
Atlanta, Georgia 30339
Attention: Investor Relations
Telephone: (770) 955-2200

COUSINS PROPERTIES INCORPORATED

      We are an Atlanta, Georgia-based, fully integrated, self administered equity real estate investment trust, or REIT. We have extensive experience in the real estate industry, including the acquisition, financing, development, management and leasing of properties. We have been a public company since 1962, and our common stock trades on the New York Stock Exchange under the symbol “CUZ.” Our Series A Cumulative Redeemable Preferred Stock trades on the New York Stock Exchange under the symbol “CUZPRA.”

      We own, directly and through subsidiaries and joint ventures, a portfolio of well-located, high-quality office, medical office, retail and residential properties and development projects and hold several tracts of strategically located undeveloped land. We intend to acquire and/or develop industrial properties, and are considering investments in condominium projects to be developed by partners with local expertise. The strategies employed to achieve our investment goals include:

•	the development of properties which are leased to quality tenants;

•	the maintenance of high levels of occupancy within owned properties;

•	the development of single-family residential subdivisions;

•	the selective sale and financing of assets;

•	the creation of joint venture arrangements; and

•	the acquisition of quality income-producing properties at attractive prices.

      We also seek to be opportunistic and take advantage of normal real estate business cycles.

FORWARD-LOOKING STATEMENTS

      Certain matters contained in, or incorporated by reference in, this prospectus are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks which could cause actual results to differ materially from those contained in any forward-looking statement. These risks include, but are not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, our ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close, the risks outlined in the section of this prospectus entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC.

      Words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in any forward-looking statement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Our forward-looking statements are based on current expectations and speak only as of the date of these statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

RISK FACTORS

      Risks associated with the development of real estate, such as delay, cost overruns and the possibility that we are unable to lease a large portion of the space that we build, could adversely affect our results.

      We generally undertake more commercial development activity for our size than other REITs. Development is an inherently risky activity. Although we seek to minimize risks from commercial development through various management controls and procedures, development risks cannot be eliminated. Some of the key factors affecting our development of commercial property are as follows:

•	The availability of sufficient development opportunities. Absence of sufficient development opportunities could result in us experiencing slower growth in value creation and slower growth in earnings and funds from operations per share. Development opportunities are dependent upon a wide variety of factors. From time to time, availability of these opportunities can be extremely volatile as a result of these factors, including economic conditions and product supply/demand characteristics in a particular market.

•	Predevelopment cost write-offs. The development process inherently requires that a large number of opportunities be pursued with only a few being developed and constructed. There can be significant costs incurred for predevelopment activity for projects that are abandoned. We have procedures and controls in place that are intended to minimize this risk, but it is likely that there will be predevelopment cost write-offs on an ongoing basis.

•	Project costs. Construction and leasing of a project involves a variety of costs that we cannot always identify at the beginning of a project. On occasion, costs will arise that have not been anticipated or actual costs will exceed estimated costs. These additional costs can be significant and could adversely impact our return on a project and the amount of value created from the development effort on the project.

•	Leasing risk. The success of a commercial real estate development project is dependent upon entering into leases with acceptable terms within the predefined lease-up period. Although our policy is to achieve preleasing goals (which can vary by market, product type and circumstances) before committing to a project, it is likely that not all the space in a project is leased at the time we commit to the project. If the space is not leased on schedule and upon the expected terms and conditions, the yields, returns and value creation on the project could be adversely impacted. Whether or not tenants are willing to enter into leases on the terms and conditions projected by us and on the timetable we expect will depend upon a large variety of factors, many of which are outside of our control. These factors may include:

•	general business conditions in the economy or in the tenants’ or prospective tenants’ industries,

•	supply and demand conditions for space in the marketplace, and

•	level of competition in the marketplace.

•	Governmental approvals. All necessary zoning, land-use, building, occupancy and other required governmental permits and authorization may not be obtained or may not be obtained on a timely basis resulting in possible delays, decreased profitability and increased management time and attention.

If interest rates or other market conditions for obtaining capital or borrowing money become unfavorable, we may be unable to raise capital needed to build our developments on a timely basis, or we may be forced to borrow money at higher interest rates, which would adversely affect our cash flow.

      We finance our projects primarily through our credit facility, permanent mortgages and proceeds from the sale of assets and financing joint ventures. Each of these sources may be constrained from time to time because of market conditions, and interest rates may be unfavorable at any given point in time. These sources of capital, and the risks associated with each, include the following:

•	Credit facilities. Terms and conditions available in the marketplace for credit facilities vary over time. We cannot assure you that the amount we need pursuant to a credit facility will be available at any given time, or at all, or that the rates and fees charged by the lenders will be acceptable to us. Our credit facility charges interest at a variable rate. Variable rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect our cash flow.

•	Mortgage financing. The availability of financing in the mortgage markets varies from time to time depending on various conditions, including the willingness of mortgage lenders and life insurance companies to lend at any given point in time. Interest rates may also be volatile and we may from time to time elect to not proceed with mortgage financing due to unfavorable interest rates. This could adversely affect our ability to finance our developments. In addition, if a property is mortgaged to secure payment of indebtedness and we are unable to make the mortgage payments, the lender may foreclose, resulting in loss of income and asset value for us.

•	Property sales. Real estate markets tend to experience market cycles. Because of such cycles the potential terms and conditions of sales, including prices, may be unfavorable for extended periods of time. This could impair our ability to raise capital through property sales in order to fund our development projects or other cash needs. In addition, mortgage financing on a property may impose a prepayment penalty in the event the financing is prepaid, which may decrease the proceeds from a sale or refinancing or make the sale or refinancing impractical.

•	Financing joint ventures. Financing joint ventures tend to be complex arrangements, and there are only a limited number of parties willing to undertake such investment structures. There is no guarantee that we will be able to undertake financing ventures at the times we need capital or on terms acceptable to us.

      Although we believe that in most economic and market environments we will be able to obtain necessary capital for our operations from the foregoing financing activities, no assurances can be made that the capital we desire will be available. In the past, in addition to the methods described above, we have obtained equity through the capital markets and may do so in the future. If necessary capital is not obtained when needed, we may not be able to develop and construct all the projects available to us and such failure could result in a reduction in value creation by us, as well as a reduction in the future earnings and funds from operations per share and the growth rate of future earnings and funds from operations per share. Lack of financing could also result in an inability to repay maturing debt which could result in defaults and, potentially, loss of properties, as well as an inability to make distributions to our shareholders. Unfavorable interest rates could adversely impact both the cost of projects (through capitalized interest) and our current earnings and funds from operations.

Covenants contained in our credit facility and mortgages could restrict or hinder our operational flexibility, which could adversely affect our results of operations.

      Our credit facility imposes financial and operating covenants on us. These covenants may be modified from time to time, but covenants of this type typically include matters such as restrictions and limitations on our ability to incur debt and create liens, limitations on the amount of our unsecured debt, limitations on payments to shareholders, leverage ratios, a fixed charge coverage ratio and interest coverage ratios. These covenants may limit our flexibility in making business decisions. If we fail to meet those covenants, our ability to borrow may be impaired, which could potentially harm our liquidity. Additionally, some of our properties are subject to mortgages. These mortgages contain customary negative covenants, including limitations on our ability, without the lender’s prior consent, to further mortgage that property, to modify existing leases or to sell that property. Compliance with these covenants could harm our operational flexibility and financial condition.

Our ownership of commercial real estate involves a number of risks, including leasing risk, uninsured losses and condemnation costs, environmental issues and concentration of real estate, the effects of which could adversely affect our business.

      Our assets may not generate income sufficient to pay our expenses, service our debt and maintain our properties, and, as a result, we may not be able to make distributions to our shareholders. Several factors may adversely affect the economic performance and value of our properties. These factors include, among other things:

•	changes in the national, regional and local economic climate;

•	local conditions such as an oversupply of properties or a reduction in demand for properties;

•	the attractiveness of our properties to tenants;

•	competition from other available properties;

•	changes in market rental rates; and

•	the need to periodically repair, renovate and re-lease space.

      Our performance also depends on our ability to collect rent from tenants and to pay for adequate maintenance, insurance and other operating costs (including real estate taxes), which could increase over time. Also, the expenses of owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose on the mortgage and take the property. In addition, interest rate levels, the availability of financing, changes in laws and governmental regulations (including those governing usage, zoning and taxes) and financial distress or bankruptcies of tenants may adversely affect our financial condition.

      Leasing risk. Our operating revenues are dependent upon entering into leases with and collecting rents from tenants. National, regional and local economic conditions may adversely impact tenants and potential tenants in the various marketplaces in which projects are located, and accordingly, could affect their ability to continue to pay rents and possibly to occupy their space. Tenants sometimes experience bankruptcies and pursuant to the various bankruptcy laws, leases may be rejected and thereby terminated. When leases expire or are terminated, replacement tenants may or may not be available upon acceptable terms and conditions. In addition, our cash flows and net income could be adversely impacted if existing leases expire or are terminated and at such time, market rental rates are lower than the previous contractual rental rates. As a result, our distributable cash flow and our ability to make distributions to our shareholders would be adversely affected if a significant number of our tenants fail to pay their rent due to bankruptcy, weakened financial condition or otherwise.

      Uninsured losses and condemnation losses. Accidents, earthquakes, terrorism incidents and other losses at our properties could materially adversely affect our operating results. Casualties may occur that significantly damage an operating property, and insurance proceeds may be materially less than the total loss to us. Although we maintain casualty insurance under policies we believe to be adequate and appropriate, some types of losses, such as lease and other contract claims, generally are not insured. Certain types of insurance may not be available or may be available on terms that could result in large uninsured losses to us. We own property in California and other locations where property is subject to damage from earthquakes, as well as other natural catastrophes. We also own property that could be subject to loss due to terrorism incidents. The earthquake insurance and terrorism insurance markets, in particular, tend to be volatile and the availability and pricing of insurance to cover losses from earthquakes and terrorism incidents may be unfavorable from time to time. In addition, earthquakes and terrorism incidents could result in a significant loss that is uninsured due to the high level of deductibles or damage in excess of levels of coverage. Property ownership also involves potential liability to third parties for such matters as personal injuries occurring on the property. Such losses may not be fully insured. In addition to uninsured losses, various governmental authorities may condemn all or parts of operating properties. Such condemnations could adversely affect the viability and value of such projects.

      Environmental problems and costs. Environmental issues that arise at our properties could have an adverse effect on our financial condition and performance. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substance or petroleum product releases at the property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. As of the date of this prospectus we are not aware of any environmental liabilities at our locations that we believe would have a material adverse effect on our business, assets, financial condition or results of operations. Unidentified environmental liabilities could arise, however, and could have an adverse effect on our financial condition and performance.

      Joint venture and partnership structure risks. Our joint venture partners have rights to take some actions over which we have no control, which could aversely affect our interests in the related joint ventures and in some cases could adversely affect our overall financial condition or results of operations. We have interests in a number of joint ventures and partnerships and may in the future conduct our business through joint ventures and partnerships. These structures involve participation by other parties whose interests and rights may not be the same as ours. For example, a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with our business interests or goals and those partners or co-investors may be in a position to take action contrary to our interests. In addition, such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture. Furthermore, the success of a project may be dependent upon the expertise, business judgment, diligence and effectiveness of our partner in matters that are outside our control. Thus, the involvement of partners and co-investors could adversely impact both the operation and ownership of the underlying properties and the disposition of such underlying properties.

      Regional concentration of properties. As of the date of this prospectus, a large percentage of our properties are located in metropolitan Atlanta, Georgia. In the future, there may be significant concentrations in metropolitan Atlanta, Georgia and/or other markets. If there is deterioration in any market in which we have significant holdings, our interests could be adversely affected, including, without limitation, loss in value of properties, decreased cash flows and decreased abilities to make or maintain distributions to our shareholders.

Any failure to timely sell the lots developed by our land division could adversely affect our results of operations.

      Our land division and its joint ventures develop residential subdivisions, primarily in the metropolitan areas of Atlanta, Georgia, Dallas/ Ft. Worth, Texas, Houston, Texas and Tampa, Florida. Our land division also participates in joint ventures that develop or plan to develop subdivisions in metropolitan Atlanta, as well as Texas, Florida and other states. This division also from time to time supervises sales of unimproved properties that we own or control. Residential lot sales can be highly cyclical and can be affected by interest rates and local issues, including the availability of jobs, transportation and the quality of public schools. Once a development is undertaken, no assurances can be given that we will be able to sell the various developed lots in a timely manner. Failure to sell such lots in a timely manner could result in significantly increased carrying costs and erosion or elimination of profit with respect to any development.

      In addition, actual construction and development costs with respect to subdivisions can exceed estimates for various reasons, including unknown site conditions. Subdivision lot sales and unimproved property sales generally arise and close fairly quickly and are, accordingly, difficult to predict with any precision. Additionally, some of our residential properties are multi-year projects, and market conditions may change between the time we decide to develop a property and the time that all or some of the lots or tracts may be ready for sale. Similarly, we often hold undeveloped land for long periods of time prior to sale, and changes in market conditions between the time we acquire such land and desire to sell such land, including an increase in the supply of undeveloped land held for sale by companies other than us, could cause our estimates of proceeds from such sales, and the profits to be realized thereon, to be unreliable. Any estimates of such sales and profits may differ substantially from our actual sales and profits and as a result, our results of operations may differ substantially from any such estimates.

Our third party business may experience volatility based on a number of factors, including termination of contracts.

      We engage in third party development, leasing, property management, asset management and property services to unrelated property owners. Contracts for such services are generally short-term in nature and permit termination without extensive notice. Fees from such activity can be volatile due to unexpected terminations of such contracts. Extensive unexpected terminations could materially adversely affect our results of operations. Further, the timing of the generation of new contracts for services is very difficult to predict. As a result of the foregoing, any estimates of revenues from such businesses may prove to be materially different from actual results.

We may not adequately or accurately assess new opportunities, which could materially harm our results of operations.

      Our estimates and expectations with respect to new lines of business and opportunities may differ substantially from actual results, and any losses from these endeavors could materially adversely affect our results of operations. We regard ourselves as entrepreneurial in nature. We seek opportunities in various sectors of real estate and in various geographical areas and from time to time we undertake new opportunities, including new lines of business. Not all opportunities or lines of business prove to be profitable. We expect from time to time that some of our business ventures may have to be terminated because they do not meet our expectations.

We are dependent upon key personnel, the loss of any of which could adversely impair our business.

      One of our objectives is to develop and maintain a strong management group at all levels of our company. At any given time, we could lose the services of key executives and other employees. Further, we do not carry key person insurance on any of our executive officers or other key employees. The loss of such services could have an adverse impact upon our operations, financial results and management.

Our Restated and Amended Articles of Incorporation contain limitations on ownership of our stock, which may prevent a takeover which might otherwise be in the best interests of our shareholders.

      Our Restated and Amended Articles of Incorporation, as amended, impose limitations on the ownership of our stock. In general, except for certain individuals who owned stock at the time of adoption of these limitations, no “Person” may “Own” more than 3.9% (by value) of our outstanding stock. For this purpose, “Ownership” is determined under the tax rules that apply to determine whether we satisfy the stock ownership requirements for qualification as a REIT for federal income tax purposes. The ownership limitation may have the effect of delaying, inhibiting or preventing a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our shareholders.

Any failure to continue to qualify as a real estate investment trust for federal income tax purposes could have a material adverse impact on us and our shareholders.

      We intend to operate in a manner to qualify as a REIT for federal income tax purposes. However, we cannot assure you that we have qualified or will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, or the Code, for which there are only limited judicial or administrative interpretations. Certain facts and circumstances not entirely within our control may affect our ability to qualify as a REIT. In addition, we cannot assure you that legislation, new regulations, administrative interpretations or court decisions will not adversely affect our qualification as a REIT or the federal income tax consequences of our REIT status.

      If we were to fail to qualify as a REIT, and certain relief provisions were not available to us, we would not be allowed to deduct our distributions to shareholders in computing our taxable income. In this case, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the cash available for distribution to our shareholders would be reduced for each of the years involved. In addition, to re-elect REIT status after being disqualified, we would have to distribute as dividends, no later than the end of our first taxable year as a re-electing REIT, all of the earnings and profits attributable to our pre-1987 taxable years (when we were a taxable C corporation). Thus, to re-elect REIT status after being disqualified, we could be required to incur substantial indebtedness or liquidate substantial investments in order to make such distributions. Although we currently intend to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke the REIT election.

      In order to qualify as a REIT, we generally will be required each taxable year to distribute to our shareholders at least 90% of our net taxable income (excluding any net capital gain). To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100%, of our other taxable income, we will be subject to tax on the undistributed amounts at regular corporate rates. In addition, we will be subject to a 4% nondeductible excise tax to the extent that distributions paid by us during the calendar year are less than the sum of the following:

•	85% of our ordinary income;

•	95% of our capital gain net income for that year; and

•	100% of our undistributed taxable income (including any net capital gains) required to have been distributed in prior years.

      We intend to make distributions to our shareholders to comply with the 90% distribution requirement, to avoid corporate-level tax on undistributed taxable income and to avoid the nondeductible excise tax. Differences in timing between taxable income and cash available for distribution could require us to borrow funds or sell assets to meet the 90% distribution requirement, to avoid corporate-level tax on undistributed taxable income and to avoid the nondeductible excise tax. Satisfying the distribution requirements may also make it more difficult to fund new development projects.

USE OF PROCEEDS

      Unless otherwise indicated in the accompanying prospectus supplement, we intend to use the net proceeds of any sale of securities for general corporate purposes. Pending application of such net proceeds, we will invest such proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with our intention to continue to qualify for taxation as a REIT.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

						Nine Months
	Year Ended December 31,					Ended
						September 30,
	1999	2000	2001	2002	2003	2004

Ratio of earnings to fixed charges	7.44	3.02	3.47	1.89	5.54	11.40

Ratio of earnings to combined fixed charges and preferred stock dividends	7.44	3.02	3.47	1.89	5.03	9.08

      We issued our Series A Cumulative Redeemable Preferred Stock in July 2003. Accordingly, for the years ended December 31, 1999 through December 31, 2002, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges in the periods during which we had no preferred stock outstanding. For the years ended December 31, 1999 through December 31, 2002, we compute the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations, adjusted for equity investees and minority interests, further adjusted for gain on sale of investment property, net of applicable income tax provision, distributed income of equity investees, amortization of capitalized interest and fixed charges less capitalized interest. Fixed charges consist of interest expense (including capitalized interest) and the portion of rental expense representing interest (estimated as 30%). Preferred stock dividends are combined with fixed charges for the year ended December 31, 2003 and the nine months ended September 30, 2004, but otherwise the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends is as described as above.

DESCRIPTION OF COMMON STOCK

General

      Our authorized common stock consists of 150,000,000 shares of common stock, par value $1.00 per share. Each outstanding share of common stock entitles the holder to one vote on all matters presented to shareholders for a vote. Cumulative voting for the election of directors is not permitted, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of common stock have no preemptive rights. At September 30, 2004, there were 49,741,028 shares of common stock outstanding and 7,476,745 shares of common stock reserved for issuance under our various plans.

      Shares of common stock currently outstanding are listed for trading on the New York Stock Exchange, or the NYSE, under the symbol “CUZ.” We will apply to the NYSE to list the additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.

      All shares of common stock issued will be duly authorized, fully paid, and nonassessable. Distributions may be paid to the holders of common stock if and when declared by our board of directors out of funds legally available therefor.

      Under Georgia law, shareholders are generally not liable for our debts or obligations. If Cousins is liquidated, subject to the rights of any holders of preferred stock, if any, to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.

Provisions of our Articles of Incorporation and Bylaws

      In addition to any vote otherwise required by applicable law, our Restated and Amended Articles of Incorporation, as amended, or Articles of Incorporation, provide that:

•	any merger or consolidation of Cousins with or into any other corporation;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Cousins;

•	the adoption of any plan or proposal for the liquidation or dissolution of Cousins; or

•	any reclassification of our securities or recapitalization or reorganization of Cousins,

requires the affirmative vote of the holders of at least two-thirds of the then outstanding shares of common stock. In addition, any amendment of or addition to our Articles of Incorporation or our Bylaws which would have the effect of amending, altering, changing or repealing the foregoing provisions of our Articles of Incorporation requires the affirmative vote of the holders of at least two-thirds of the then outstanding shares of common stock.

      The provisions of our Articles of Incorporation described above and those described below under the caption “Restrictions on Transfer” may make it more difficult, and thereby discourage, attempts to take over control of Cousins, and may make it more difficult to remove incumbent management. None of these provisions, however, prohibit an offer for all of the outstanding shares of our common stock or a merger of Cousins with another entity. Other than as set forth in this prospectus, our board of directors has no present plans to adopt any additional measures which would discourage a takeover or change in control of Cousins.

Restrictions on Transfer

      In order for Cousins to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See “Certain Federal Income Tax

Considerations.” Because our board of directors believes that it is essential for us to continue to qualify as a REIT, our board of directors has adopted, and our shareholders have approved, provisions of the Articles of Incorporation restricting the acquisition of shares of stock.

      Article 11 of our Articles of Incorporation generally prohibits any transfer of shares of stock which would cause the transferee of such shares to “Own” shares in excess of 3.9% in value of the outstanding shares of all classes of stock (the “Limit”). For purposes of Article 11, “Ownership” of shares is broadly defined to include all shares that would be attributed to a “Person” for purposes of determining whether Cousins is “closely held” under Section 856(a)(6) of the Code. A “Person” is broadly defined to include an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(1) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include a corporate underwriter which participates in a public offering of our common stock for a period of seven days following the purchase by such underwriter. “Person” does not include an organization that qualifies under Section 501(c)(3) of the Code and that is not a private foundation within the meaning of Section 509(a) of the Code. Article 11 also prohibits any Person, except for Persons who Owned shares in excess of the Limit on December 31, 1986 (“Prior Owners”), from Owning shares in excess of the Limit. Article 11 further prohibits Prior Owners (including certain family members and other persons whose shares are attributed to such Prior Owners under the relevant sections of the Code) from acquiring any shares not Owned as of December 31, 1986, unless after any such acquisition, such Prior Owner would not Own a percentage of the value of our outstanding shares of stock greater than the percentage of the value of our outstanding shares of stock Owned by such Prior Owner on December 31, 1986, excluding, for the purpose of calculating such Prior Owner’s Ownership percentage after such acquisition, shares acquired since December 31, 1986 through pro rata stock dividends or splits, shareholder approved stock plans or from Persons whose shares are attributed to such Prior Owner for determining compliance with the stock ownership requirement.

      The Articles of Incorporation allow our board of directors, in the exercise of its sole and absolute discretion, to except from the Limit certain specified shares of stock proposed to be transferred to a Person who provided our board of directors with such evidence, undertakings and assurances our board of directors may require that such transfer to such Person of the specified shares of stock will not prevent our continued qualification as a REIT under the Code. Our board of directors may, but is not required to, condition the grant of any such exemption on obtaining an opinion of counsel, a ruling from the Internal Revenue Service, assurances from one or more third parties as to future acquisitions of shares or such other assurances as our board of directors may deem to be satisfactory.

      If, notwithstanding the prohibitions contained in Article 11, a transfer occurs which, absent the prohibitions, would have resulted in the Ownership of shares in excess of the Limit or in excess of those owned by a Prior Owner on December 31, 1986, such transfer is void and the transferee acquires no rights in the shares. Shares attempted to be acquired in excess of the Limit or shares attempted to be acquired by a Prior Owner after December 31, 1986, as the case may be, would constitute “Excess Shares” under Article 11.

      Excess Shares have the following characteristics under Article 11:

•	Excess Shares shall be deemed to have been transferred to Cousins as Trustee of a trust (the “Trust”) for the exclusive benefit of the Person or Persons to whom the Excess Shares are later transferred;

•	an interest in the Trust (representing the number of Excess Shares held by the Trust attributable to the particular transferee) shall be transferable by the transferee (1) at a price not exceeding the price paid by such transferee in connection with the transfer to it or (2) if the shares became Excess Shares in a transaction other than for value, at a price not exceeding the Market Price (as defined) on the date of transfer, and only to a Person who could Own the shares without the shares being deemed Excess Shares;

•	Excess Shares shall not have any voting rights and shall not be considered for the purposes of any shareholder vote or of determining a quorum for such vote, but shall continue to be reflected as issued and outstanding stock of Cousins;

•	no dividends or distributions shall be paid with respect to Excess Shares, and any dividends paid in error on Excess Shares are payable back to us upon demand; and

•	Excess Shares shall be deemed to have been offered for sale to Cousins for the period of 90 days following the date on which the shares become Excess Shares, if notice is given by the transferee to us, or the date on which our board of directors determines that such shares are Excess Shares, if notice is not given by the transferee to Cousins. During such 90-day period, we may accept the offer and purchase any or all of such Excess Shares at the lesser of the price paid by the transferee and the Market Price (as defined) on the date we accept the offer to purchase. Before any transfer of Excess Shares to any transferee, we must (1) be notified, (2) waive our rights to accept the offer to purchase the Excess Shares, and (3) determine in good faith that the shares do not constitute Excess Shares in the hands of the transferee.

      Under Article 11, if any Person acquires shares in violation of the prohibitions in Article 11, and we would have qualified as a REIT under the Code but for such acquisition, that Person must indemnify us in an amount equal to the amount that will put us in the same financial position as we would have been in had we not lost our qualified REIT status. Such amount includes the full amount of all taxes, penalties, interest imposed and all costs (plus interest thereon) incurred by us as a result of losing our qualified REIT status. Such indemnification is applicable until we are again able to elect to be taxed as a REIT. If more than one Person has acquired shares in violation of Article 11 at or prior to the time of the loss of REIT qualification, then all such Persons shall be jointly and severally liable for the indemnity.

      Article 11 also requires our board of directors to take such action as it deems advisable to prevent or refuse to give effect to any transfer or acquisition of our stock in violation of Article 11, including refusing to make or honor on our books, or seeking to enjoin, a transfer in violation of Article 11. Article 11 does not limit the authority of our board of directors to take any other action as it deems necessary or advisable to protect us and the interests of our shareholders by preserving our qualified REIT status.

      Article 11 further requires any Person who acquires or attempts to acquire shares in violation of Article 11 to give us written notice of such transaction and to provide us with such other relevant information as we may request. We can request such information from any Person that we determine, in good faith, is attempting to acquire shares in violation of Article 11.

      All certificates representing shares of stock bear a legend referring to the restrictions described above.

Limitation of Directors’ Liability

      The Articles of Incorporation eliminate, subject to certain exceptions, the personal liability of a director to Cousins or our shareholders for monetary damages for breaches of such director’s duty of care or other duties as a director. The Articles of Incorporation do not provide for the elimination of, or any limitation on, the personal liability of a director for (1) any appropriation, in violation of the director’s duties, of any business opportunity of Cousins, (2) acts or omissions that involve intentional misconduct or a knowing violation of law, (3) unlawful corporate distributions or (4) any transaction from which the director derived an improper personal benefit. These provisions of our Articles of Incorporation will limit the remedies available to a shareholder in the event of breaches of any director’s duties to such shareholder or Cousins.

      Under Article VI of our Bylaws, we are required to indemnify any person who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of Cousins), by reason of the fact that he is or was a director, officer, agent or employee of Cousins against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding provided that such person shall not be indemnified in any proceeding in which he is adjudged liable to us for:

•	any appropriation, in violation of his duties, or of any business opportunity of Cousins;

•	acts or omissions which involve intentional misconduct or knowing violation of law;

•	unlawful corporate distributions; or

•	any transaction from which such person received improper personal benefit.

Expenses incurred by any person according to the foregoing provisions shall be paid by us in advance of the final disposition of such proceeding upon receipt of the written affirmation of such person’s good faith belief that he has met the standards of conduct required under our Bylaws.

Georgia Anti-Takeover Statutes

      The Georgia Business Corporation Code restricts certain business combinations with “interested shareholders” and contains fair price requirements applicable to certain mergers with certain “interested shareholders” that are summarized below. The restrictions imposed by these statutes will not apply to a corporation unless it elects to be governed by these statutes. Cousins has not elected to be covered by these restrictions but, although we have no present intention to do so, could elect to do so in the future. The Georgia business combination statute regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, and where the acquiror became an “interested shareholder” of the corporation, unless either (1) the transaction resulting in such acquiror becoming an “interested shareholder” or the business combination received the approval of the corporation’s board of directors prior to the date on which the acquiror became an “interested shareholder,” or (2) the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons, in the same transaction in which the acquiror became an “interested shareholder.” For purposes of this statute, an “interested shareholder” generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The statute prohibits business combinations with an unapproved “interested shareholder” for a period of five years after the date on which such person became an “interested shareholder.” The statute restricting business combinations is broad in its scope and is designed to inhibit unfriendly acquisitions.

      The Georgia fair price statute prohibits certain business combinations between a Georgia business corporation and an “interested shareholder” unless:

•	certain “fair price” criteria are satisfied;

•	the business combination is unanimously approved by the continuing directors;

•	the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the “interested shareholder;” or

•	the interested shareholder has been such for at least three years and has not increased his ownership position in such three-year period by more than one percent in any twelve-month period.

The fair price statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified “fair price” requirements.

Other Matters

      The transfer agent and registrar for our common stock is Wachovia Bank, N.A.

DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of common stock. The warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered by this prospectus. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

      The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, number and terms of shares of common stock purchasable upon exercise of such warrants;

•	the process for changes to or adjustments in the exercise price;

•	the date, if any, on and after which such warrants and the related common stock will be separately transferable;

•	the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

      This section describes the general terms and provisions of the debt securities which may be offered by this prospectus. The debt securities will be issued under an Indenture (the “Indenture”) between us and Wachovia Bank, National Association as Trustee (the “Trustee”). The Indenture has been filed as an exhibit to our Registration Statement (No. 333-12031) on September 16, 1996 and is available for inspection at the corporate trust office of the Trustee or as described above under “Where You Can Find More Information.” The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the debt securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such debt securities. You should also read the applicable prospectus supplement, which will contain additional information and may update or change some of the information below. All section references appearing herein are to sections of the Indenture.

General

      The debt securities will be our direct, unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness of Cousins. As of the date of this prospectus, we have no publicly registered debt outstanding. At September 30, 2004, our consolidated outstanding debt was $313.2 million. The debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series (Section 301).

      The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of debt securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of debt securities, each such Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee under the Indenture.

      Reference is made to the prospectus supplement relating to the series of debt securities offered thereby for the specific terms thereof, including:

      (1) the title of such debt securities;

      (2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

      (3) the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

      (4) the date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

      (5) the rate or rates, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

      (6) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

      (7) the place or places where the principal of (and premium, if any), interest, if any, and additional amounts, if any, on such debt securities will be payable, such debt securities may be surrendered for registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the Indenture may be served;

      (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we are to have such an option;

      (9) the obligation, if any, of us to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

      (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered debt securities (“Registered Securities”) shall be issuable and, if other than denominations of $5,000 and any integral multiple thereof, the denomination or denominations in which any bearer debt securities (“Bearer Securities”) shall be issuable;

      (11) if other than the Trustee, the identity of each security registrar and/or paying agent;

      (12) if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined;

      (13) if other than U.S. dollars, the currency or currencies in which payment of the principal of (and premium, if any) or interest or additional amounts, if any, on the debt securities shall be payable or in which the debt securities shall be denominated;

      (14) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

      (15) whether the principal of (and premium, if any) or interest or additional amounts, if any, on the debt securities are to be payable, at our election or a holder (a “Holder”) thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are to be so payable;

      (16) provisions, if any, granting special rights to the Holders of the debt securities upon the occurrence of such events as may be specified;

      (17) any deletions from, modifications of or additions to the events of default (the “Events of Default”) or covenants of Cousins with respect to the debt securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

      (18) whether the debt securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities may be exchanged for Registered Securities and vice versa (if permitted by applicable laws and regulations), whether any debt securities are to be issuable initially in temporary global form and whether any debt securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, and, if Registered Securities are to be issuable as a global debt security, the identity of the depositary for such series;

      (19) the date as of which any Bearer Securities and any temporary global debt security representing Outstanding (as hereinafter defined) debt securities shall be dated if other than the date of original issuance of the first debt security of the series to be issued;

      (20) the person to whom any interest on any Registered Security shall be payable, if other than the person in whose name that debt security is registered at the close of business on the applicable record date (the “Regular Record Date”) for such interest, the manner in which, or the person to whom any interest on any Bearer Security shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date (an “Interest Payment Date”) will be paid;

      (21) if the defeasance and covenant defeasance provisions described herein are to be inapplicable or any modifications of such provisions;

      (22) if the debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

      (23) whether and under what circumstances we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

      (24) with respect to any debt securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control of Cousins), (i) the possible effects of such provisions on the market price of our securities or in deterring certain mergers, tender offers or other takeover attempts, and our intention to comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws in connection with such provisions; (ii) whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such debt securities may be effectively subordinated; and (iii) the existence of any limitations on our financial or legal ability to repurchase such debt securities upon the occurrence of such an event (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an Event of Default;

      (25) conversion or exchange provisions, if any; and

      (26) any other terms of such debt securities not inconsistent with the terms of the Indenture.

      The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). If material or applicable, special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

      Except as described under “— Merger, Consolidation or Sale” or as may be set forth in any prospectus supplement, the Indenture does not contain any other provisions that would limit the ability of us to incur indebtedness or that would afford holders of the debt securities protection in the event of (i) a highly leveraged or similar transaction involving us, or our management, or any affiliate of any such party, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In addition, subject to the limitations set forth under “— Merger, Consolidation or Sale,” we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or the merger or consolidation of Cousins, that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. In addition, restrictions on ownership and transfers of our common stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Description of Common Stock — Restrictions on Transfer.” Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

      The applicable prospectus supplement will summarize the nature and scope of any event risk provisions contained in any offered debt security, including the types of events protected by such provisions and any limitations on our ability to satisfy our obligations under such provisions. The applicable prospectus supplement also will summarize anti-takeover provisions in other securities of Cousins, if any, which could have a material effect on the offered debt securities. Such summary will contain a detailed and quantifiable definition of any “change in control” provision.

      Reference is made to “— Certain Covenants” below and to the description of any additional covenants with respect to a series of debt securities in the applicable prospectus supplement. Except as otherwise described in the applicable prospectus supplement, compliance with such covenants generally may not be waived with respect to a series of debt securities by our board of directors or by the Trustee unless the Holders of at least a majority in principal amount of all outstanding debt securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the Indenture described under “— Discharge, Defeasance and Covenant Defeasance” below apply to such series of debt securities. See “— Modification of the Indenture.”

Denominations, Interest, Registration and Transfer

      Unless otherwise described in the applicable prospectus supplement, the debt securities of any series which are Registered Securities, other than Registered Securities issued in global form (which may be of any denomination) shall be issuable in denominations of $1,000 and any integral multiple thereof, and the debt securities which are Bearer Securities, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000 (Section 302).

      Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the Trustee, provided that, at our option, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 307 and 1002).

      Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a debt security (“Defaulted Interest”) will forthwith cease to be payable to the Holder on the Regular Record Date and may either be paid to the Person in whose name such debt security is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such debt security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

      Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Trustee or we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

      Neither we nor the Trustee shall be required (i) to issue, register the transfer of or exchange any debt security if such debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the debt securities to be redeemed and ending at the close of business on (A) if such debt securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such debt securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such debt securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale

      We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that (a) we shall be the continuing entity, or the successor entity (if other than Cousins) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any subsidiary of Cousins (a “Subsidiary”) as a result thereof as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer’s certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

Certain Covenants

      Existence. Except as permitted under “— Merger, Consolidation or Sale,” we are required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the Holders of the debt securities (Section 1006).

      Maintenance of Properties. We are required to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties in the ordinary course of business (Section 1007).

      Insurance. We are required to, and are required to cause each of our Subsidiaries to, keep all of our insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies (Section 1008).

      Payment of Taxes and Other Claims. We are required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or that of any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of us or any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

      Provision of Financial Information. The Holders of debt securities will be provided with copies of the annual reports and quarterly reports of Cousins. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, we will, to the extent permitted under the Exchange Act, be required to file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to such Section 13 or 15(d) (the “Financial Statements”) if we were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which we would have been required so to file such documents if we were so subject. We will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of debt securities, as their names and addresses appear in the security register for the debt securities (the “Security Register”), without cost to such Holders, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such Sections and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such Sections and (y) if filing such documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1010).

      Additional Covenants. Any additional or different covenants of Cousins with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

      The Indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any debt security of such series; (b) default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity; (c) default in making any sinking fund payment as required for any debt security of such series; (d) default in the performance of any other covenant of Cousins contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of Cousins or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any Significant Subsidiary or any of their respective property; and (g) any other Event of Default provided with respect to a particular series of debt securities. The term “Significant Subsidiary” means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of Cousins.

      If an Event of Default under the Indenture with respect to debt securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Securities, the terms of which provide that the principal amount thereof payable at maturity may be more or less than the principal face amount thereof at original issuance (“Indexed Securities”), such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding debt securities of such series (or of all debt securities then Outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) we shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then Outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal of (or specified portion thereof), or premium (if any) or interest on the debt securities of such series (or of all debt securities then Outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding debt securities of any series (or of all debt securities then Outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any debt security or such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding debt security affected thereby (Section 513).

      The Trustee will be required to give notice to the Holders of debt securities within 90 days of a default under the Indenture unless such default has been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

      The Indenture provides that no Holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof (Section 508).

      Subject to provisions in the Indenture relating to the Trustee’s duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of debt securities then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding debt securities of any series (or of all debt securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (Section 512).

      Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several of our specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

      Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding debt securities or series of Outstanding debt securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of each such debt security affected thereby, (a) change the Stated Maturity of the principal of, or premium (if any) or any installment of interest on, any such debt security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such debt security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security; (e) reduce the above stated percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of such debt security (Section 902). A debt security shall be deemed outstanding (“Outstanding”) if it has been authenticated and delivered under the Indenture unless, among other things, such debt security has been cancelled or redeemed.

      The Indenture provides that the Holders of not less than a majority in principal amount of a series of Outstanding debt securities have the right to waive compliance by us with certain covenants relating to such series of debt securities in the Indenture (Section 1013).

      Modifications and amendments of the Indenture may be made by us and the Trustee without the consent of any Holder of debt securities for any of the following purposes: (i) to evidence the succession of another Person to us as obligor under the Indenture; (ii) to add to our covenants for the benefit of the Holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of debt securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided, that such action shall not adversely affect the interests of the Holders of the debt securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the debt securities; (vii) to establish the form or terms of debt securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of debt securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the Holders of the debt securities of any series in any material respect (Section 901).

      The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of debt securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a debt security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed Outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the Indenture; and (iv) debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of such other obligor shall be disregarded.

      The Indenture contains provisions for convening meetings of the Holders of debt securities of a series (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding debt securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of Holders of debt securities of any series duly held in accordance with the Indenture will be binding on all Holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (Section 1504).

      Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

      We may discharge certain obligations to Holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Sections 1401 and 1404).

      The Indenture provides that, if the provisions of Article Fourteen are made applicable to the debt securities of or within any series pursuant to Section 301 of the Indenture, we may elect either (a) to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1402) or (b) to be released from our obligations with respect to such debt securities under Sections 1004 to 1011, inclusive, of the Indenture (including the restrictions described under “Certain Covenants”) and our obligation with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at the stated maturity date specified thereon (“Stated Maturity”), or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust will only be permitted to be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. Federal income tax law occurring after the date of the Indenture (Section 1404).

      “Government Obligations” means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

      Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the Holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. “Conversion Event” means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established.

      Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

      In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under “— Events of Default, Notice and Waiver” with respect to Sections 1004 to 1011, inclusive, of the Indenture (which Sections would no longer be applicable to such debt securities) or described in clause (g) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such debt securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

      The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary (the “Depositary”) identified in the applicable prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF PREFERRED STOCK

      This section describes the general terms and provisions of our preferred stock that may be offered by this prospectus as well as a description of our Series A Cumulative Redeemable Preferred Stock, or Series A preferred stock, outstanding as of the date of this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

      In this section, we have summarized the material terms and provisions of the preferred stock as well as the material terms and provisions of the Series A preferred stock. You should read our Articles of Incorporation and the Certificate of Designation, Preferences and Rights, or Certificate of Designations, relating to the applicable series of the preferred stock, including the Certificate of Designations setting forth the terms of the Series A preferred stock, for additional information before you buy any preferred stock.

Our Preferred Stock Generally

      Pursuant to our Articles of Incorporation, our board of directors has the authority, without further shareholder action, to issue a maximum of 20,000,000 shares of preferred stock, $1.00 par value per share. As of September 30, 2004, there were 4,000,000 shares of Series A preferred stock issued and outstanding. Our Series A preferred stock trades on the NYSE under the symbol “CUZPRA.” We will apply to the NYSE to list the additional shares of preferred stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.

      The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the times of payment and the date from which dividends will accumulate, if dividends are to be cumulative;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	whether the shares will have voting rights and the terms thereof;

•	the rights of the holders upon our liquidation, dissolution or winding-up;

•	restrictions on transfer to preserve our tax status as a REIT; and

•	any other relative rights, powers and limitations or restrictions.

      These terms will be described in the applicable prospectus supplement for any series of preferred stock that we offer. In addition, you should read the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

      When we issue the preferred stock, the shares will be fully paid and nonassessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holders of such preferred stock will not be assessed any additional monies for such preferred stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and

•	the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future. This means that the holders of preferred stock will have no right, as holders of preferred stock, to buy any portion of those issued securities.

Shareholder Liability

      Georgia law provides that no shareholder, including holders of preferred stock, shall be personally liable for the acts and obligations of a Georgia corporation. This means that with respect to the Company, the funds and property of the Company will be the only recourse for these acts or obligations.

Restrictions on Ownership

      As discussed above under “Description of Common Stock — Restrictions on Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding stock, including any of our preferred stock, in addition to the restrictions currently applicable to all classes of our stock pursuant to Article 11 of our Articles of Incorporation. Therefore, the Certificate of Designations for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Registrar and Transfer Agent

      The Registrar and Transfer Agent for the preferred stock will be set forth in the applicable prospectus supplement.

Series A Preferred Stock — Ranking

      With respect to the payment of dividends and amounts upon liquidation, the Series A preferred stock ranks:

•	senior to our common stock and to any other class or series of our capital stock other than any class or series referred to in the next succeeding bullet points;

•	on a parity with any class or series of our capital stock the terms of which specifically provide that such class or series of capital stock ranks on a parity with the Series A preferred stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up;

•	junior to any class or series of our capital stock the terms of which specifically provide that such class or series of capital stock ranks senior to the Series A preferred stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up; and

•	junior to our indebtedness.

Series A Preferred Stock — Dividends

      Holders of Series A preferred stock are entitled to receive, when and as declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7 3/4% per year of the $25.00 liquidation preference per share, equivalent to a fixed annual amount of $1.9375 per share. Dividends on the Series A preferred stock are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, and if such day is not a business day, the next succeeding business day, commencing on November 15, 2003. We refer to each of these dates as a “dividend payment date” in this prospectus, and the period beginning after each dividend payment date and ending on the next succeeding dividend payment date is referred to as the “dividend period.” Any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

      Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which is the first day of the calendar month in which the applicable dividend payment date falls or on such other date designated by our board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such dividend payment date. We refer to each of these dates as a “dividend record date” in this prospectus.

      No dividends on Series A preferred stock may be declared by our board of directors or paid or set apart for payment by us if such declaration or payment is restricted or prohibited by law, or at any time at which one or more of our contractual agreements, including any agreement relating to our outstanding indebtedness, (a) prohibits the declaration, payment or setting apart for payment of dividends or (b) provides that the declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder.

      Notwithstanding the foregoing, dividends on the Series A preferred stock accrue regardless of whether:

•	our agreements, including our credit facilities, at any time prohibit the current payment of dividends;

•	we have earnings;

•	there are funds legally available for the payment of such dividends; or

•	such dividends are declared.

      Accrued but unpaid dividends on the Series A preferred stock will accumulate as of the dividend payment date on which they first become payable. No dividends will be declared or paid or set apart for payment, and no distribution will be made, on any of our common stock or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A preferred stock (other than a dividend that consists of shares of our common stock or shares of any other class of stock ranking junior to the Series A preferred stock as to dividends and upon liquidation) for any period unless full cumulative dividends on the Series A preferred stock have been, or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment for all dividend periods ending on or prior to the date of such action with respect to our common stock or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A preferred stock.

      When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) with respect to the Series A preferred stock and any other series of preferred stock ranking on a parity as to dividends with the Series A preferred stock, all dividends declared upon the Series A preferred stock and any other series of preferred stock ranking on a parity as to dividends with the Series A preferred stock will be declared pro rata so that the amount of dividends declared per share of Series A preferred stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A preferred stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A preferred stock which may be in arrears.

      Unless full cumulative dividends on the Series A preferred stock have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all dividend periods ending on or prior to the date of any action described below:

•	no dividends (other than in shares of our common stock or shares of our capital stock ranking junior to the Series A preferred stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment;

•	no other distribution may be declared or made upon shares of our common stock or any shares of our capital stock ranking junior to or on a parity with the Series A preferred stock as to dividends or upon liquidation; and

•	no shares of our common stock, or any other shares of our capital stock ranking junior to or on a parity with the Series A preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired by us for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) (except by conversion into or exchange for other of our shares of capital stock ranking junior to the Series A preferred stock as to dividends and upon liquidation, and except for our redemption, purchase or acquisition of “Excess Shares” under our Articles of Incorporation to ensure that we remain a qualified REIT for federal income tax purposes).

      Holders of the Series A preferred stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A preferred stock as provided above. Any dividend payment made on the Series A preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

Series A Preferred Stock — Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A preferred stock will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus all accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series A preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred stock will have no right or claim to any of our remaining assets.

      In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the Series A preferred stock in the distribution of assets, then the holders of the Series A preferred stock and all other such classes or series will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      Our consolidation, combination or merger with or into any other corporation, trust or entity or consolidation or merger of any other corporation with or into us, the sale, lease or conveyance of all or substantially all of our assets, property or business or any statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us.

Series A Preferred Stock — Redemption

      The Series A preferred stock is not redeemable before July 24, 2008. However, in order to ensure that we remain a qualified REIT for federal income tax purposes, shares of Series A preferred stock and any other shares of our capital stock that are owned by a shareholder in excess of a specified ownership limit may automatically become “Excess Shares” under our Articles of Incorporation, which we will have the right to purchase from the holder. See “Series A Preferred Stock — Restrictions on Ownership.”

      On and after July 24, 2008, we, at our option upon not less than 30 nor more than 60 days prior written notice, may redeem the Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such shares to the date fixed for redemption (except as provided below), without interest. Holders of Series A preferred stock to be redeemed must surrender the Series A preferred stock at the place designated in the notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender. If notice of redemption of any Series A preferred stock has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any Series A preferred stock called for redemption, then from and after the redemption date:

•	dividends will cease to accrue on the Series A preferred stock;

•	the Series A preferred stock will no longer be deemed outstanding; and

•	all rights of the holders of the Series A preferred stock will terminate, except the holder’s right to receive the redemption price.

      If less than all of the outstanding Series A preferred stock is to be redeemed, the Series A preferred stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us.

      Unless full cumulative dividends on all Series A preferred stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment for all dividend periods ending on or prior to the date of any applicable redemption, purchase or acquisition, no Series A preferred stock may be redeemed unless all outstanding shares of Series A preferred stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series A preferred stock (except by exchange for shares of our capital stock ranking junior to the Series A preferred stock as to dividends and upon liquidation). This requirement will not prevent the Series A preferred stock from becoming “Excess Shares” under our Articles of Incorporation or the purchase by us of Excess Shares in order to ensure that we remain qualified as a REIT for federal income tax purposes.

      The terms of the Series A preferred stock do not prevent us from conducting open-market purchases of our Series A preferred stock and/or any of our other equity securities from time to time, in accordance with applicable law and subject to the limitations described under the headings “Series A Preferred Stock — Dividends” and “Series A Preferred Stock — Redemption” above.

      Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days before the redemption date. A similar notice will be mailed by us, postage prepaid, not less than 30 nor more than 60 days before the redemption date, addressed to the respective holders of record of the Series A preferred stock to be redeemed at their respective addresses as they appear on our stock transfer records. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A preferred stock except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series A preferred stock to be redeemed;

•	the place or places where shares of Series A preferred stock are to be surrendered for payment of the redemption price; and

•	that dividends on the Series A preferred stock to be redeemed will cease to accrue on such redemption date.

      If less than all of the shares of Series A preferred stock held by any holder are to be redeemed, the notice mailed to the holder will also specify the number of shares to be redeemed.

      The holders of Series A preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A preferred stock on the corresponding dividend payment date notwithstanding the redemption thereof between the dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A preferred stock that are called for redemption.

      The Series A preferred stock has no stated maturity and is not be subject to any sinking fund or mandatory redemption. However, in order to ensure that we remain a qualified REIT for federal income tax purposes, Series A preferred stock owned by a shareholder in excess of the ownership limit specified in the Articles of Incorporation may become “Excess Shares” under our Articles of Incorporation, which we will have the right to purchase from the holder. See “Series A Preferred Stock — Restrictions on Ownership.”

Series A Preferred Stock — Voting Rights

      Holders of the Series A preferred stock do not have any voting rights, except as set forth below or as otherwise from time to time required by law.

      Whenever we fail to pay dividends on any Series A preferred stock for six or more quarterly periods, which we refer to in this prospectus as a “preferred dividend default,” the holders of Series A preferred stock (voting separately as a class with all other series of preferred stock, if any, ranking on a parity with the Series A preferred stock as to dividends or upon liquidation, referred to in this prospectus as “parity preferred,” upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two members of our board of directors, referred to in this prospectus as “preferred directors”:

•	at the next annual meeting of the shareholders or at a special meeting of the shareholders called by the holders of record of at least 20% of the Series A preferred stock or the holders of 20% of any other series of such parity preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders); and

•	at each subsequent annual meeting until all dividends accrued on Series A preferred stock for all dividend periods ending on or prior to the date of any applicable annual meeting shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

      If and when all accumulated dividends on the Series A preferred stock shall have been declared and paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every preferred dividend default) and, if all accumulated dividends have been paid in full or declared and set aside for payment in full on all series of parity preferred upon which like voting rights have been conferred and are exercisable, the term of office of each preferred director so elected shall terminate.

      Any preferred director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A preferred stock (voting separately as a class with all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default shall continue, any vacancy in the office of a preferred director may be filled by written consent of the preferred director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A preferred stock when they have the voting rights described above (voting separately as a class with all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable). The preferred directors will each be entitled to one vote per director on any matter.

      So long as any shares of Series A preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of our capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our Articles of Incorporation, by merger, consolidation or otherwise (an “event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A preferred stock or the holders thereof, provided, however, with respect to the occurrence of any event set forth in the second bullet point above, so long as any shares of Series A preferred stock remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series A preferred stock or the holders thereof, and provided further that (1) any increase in the amount of the authorized common stock or preferred stock or the creation or issuance of any other series of common stock or preferred stock, ranking on a parity with or junior to Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or (2) any change to the number or classification of our directors, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers, and provided further that any amendment to Article 11 of our Articles of Incorporation relating to “Excess Shares,” the ownership limit set forth therein or any other matter described therein of any type or nature will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers so long as after such amendment, any single “Person” may “Own” (each as defined in Article 11 of the Articles of Incorporation prior to or after such amendment) 3.9% of the value of the outstanding shares of our capital stock without violating the ownership limit set forth therein.

      The foregoing voting provisions will not apply, and the Series A preferred stock will not be entitled to vote, after any notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the redemption price to the holders upon surrender of the shares.

Series A Preferred Stock — Conversion

      The Series A preferred stock is not convertible into or exchangeable for any of our other property or securities. However, to preserve our status as a REIT for federal income tax purposes,                shares of Series A preferred stock may become “Excess Shares” under Article 11 of our Articles of Incorporation. See “Series A Preferred Stock — Restrictions on Ownership.”

Series A Preferred Stock — Restrictions on Ownership

      For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in complying with this requirement, subject to certain exceptions, the Articles of Incorporation limit “Ownership” (as defined in the Articles of Incorporation) by a single “Person” (as defined in the Articles of Incorporation) to 3.9% of the aggregate value of all outstanding shares of all classes of stock (including the Series A preferred stock). For a more complete description of the transfer restrictions contained in our Articles of Incorporation, please see the discussion above under the heading “Description of Common Stock — Restrictions on Transfer.”

Series A Preferred Stock — Transfer Agent

      The transfer agent, registrar and dividend disbursing agent for the Series A preferred stock is Wachovia Bank, N.A.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion summarizes the material federal income tax considerations relating to our taxation as a REIT under the Code. As used in this section, the terms “we” and “our” refer solely to Cousins Properties Incorporated and not to our subsidiaries and affiliates which have not elected to be taxed as REITs under the Code.

      This section also summarizes material federal income tax considerations relating to the ownership and disposition of our common stock. A prospectus supplement will contain information about additional federal income tax considerations, if any, relating to a particular offering of warrants, debt securities or preferred stock.

      King & Spalding LLP has reviewed this summary and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are material to a holder of our common stock. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

      The information in this section is based on the current provisions of the Code, current final, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions. The reference to Internal Revenue Service interpretations and practices includes Internal Revenue Service practices and policies reflected in private letter rulings issued to other taxpayers, which would not be binding on the Internal Revenue Service in any of its dealings with us. These sources are being relied upon as of the date of this prospectus. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of law, on which the information in this section is based. Any change of this kind could apply retroactively to transactions preceding the date of the change in law. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

      Each prospective shareholder is advised to consult with his or her own tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of our status as a REIT and the ownership and sale of our stock. This includes the federal, state, local, and foreign income and other tax consequences of the ownership and sale of our stock, and the potential impact of changes in applicable tax laws.

Taxation of Cousins Properties Incorporated

      General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, and we believe that we have met the requirements for qualification and taxation as a REIT since our initial REIT election in 1987. We intend to continue to operate in such a manner as to continue to so qualify, but no assurance can be given that we have qualified or will remain qualified as a REIT. We have not requested and do not intend to request a ruling from the Internal Revenue Service as to our current status as a REIT. However, we have received an opinion from Deloitte Tax LLP stating that, since the commencement of our taxable year which began January 1, 1999 through the tax year ending December 31, 2003, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of organization and operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT, provided that we have been organized and have operated and continue to be organized and to operate in accordance with certain assumptions and representations made by us concerning our organization and operations. It must be emphasized that this opinion is based on various assumptions and on our representations concerning our organization and operations, including an assumption that we qualified as a REIT at all times from January 1, 1987 through December 31, 1998, and including representations regarding the nature of our assets and the conduct and method of operation of our business. The opinion cannot be relied upon if any of those assumptions and representations later prove incorrect. Moreover, continued qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various REIT qualification tests imposed under the Code, the results of which will not be reviewed by Deloitte Tax LLP. Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements. Additional information regarding the risks associated with our failure to qualify as a REIT is set forth under the caption “Risk Factors.”

      The opinion of Deloitte Tax LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a tax ruling (which we will not seek), this opinion is not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service could not successfully challenge our status as a REIT.

      If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income and capital gain that we distribute (or are deemed to distribute) currently to our shareholders. Even if we qualify as a REIT, however, we will be subject to federal income taxes under the following circumstances. First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the “alternative minimum tax” on certain items of tax preference. Third, if we have (i) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the income attributable to the greater of the amount by which we failed the 75% or 95% test (or, for our 2001 through 2004 taxable years, a 90% test in lieu of the 95% test), multiplied by a fraction intended to reflect our profitability. Sixth, if we were to violate one or more of the REIT asset tests (as discussed below) under certain circumstances, but the violation was due to reasonable cause and not willful neglect and we were to take certain remedial actions, we may avoid a loss of our REIT status by, among other things, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during a specified period. Seventh, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income (including net capital gain) required to have been distributed in prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Finally, if we were to acquire any asset, directly or indirectly, from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we were to recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of such property’s “built-in” gain (the excess of the fair market value of such property at the time we acquired it over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. We refer to this tax as the “Built-in Gains Tax.”

      Activities conducted by our taxable REIT subsidiaries, including Cousins Real Estate Corporation (“CREC”) and its subsidiaries, are subject to federal income tax at regular corporate rates. In general, a taxable REIT subsidiary may engage in activities that, if engaged in directly by a REIT, would produce income that does not satisfy the REIT gross income tests, described below, or income that, if earned by the REIT, would be subject to the 100% tax on prohibited transactions described above. A number of constraints, however, are imposed on REITs and their taxable REIT subsidiaries to ensure that taxable REIT subsidiaries pay an appropriate corporate-level tax on their income. For example, a taxable REIT subsidiary is subject to the “earnings stripping” rules of the Code with respect to interest paid to the REIT, which could defer or disallow a portion of our taxable REIT subsidiaries’ deductions for interest paid to us under certain circumstances. In addition, if our taxable REIT subsidiaries make deductible payments to us (such as interest or rent), and the amount of those deductible payments is determined by the Internal Revenue Service to exceed the amount that unrelated parties would charge to each other, we would be subject to a 100% penalty tax on the excess payments. We would incur a similar 100% penalty tax on a portion of the rent we receive from our tenants, to the extent the Internal Revenue Service determines that the rent payments are attributable to certain services provided to our tenants by our taxable REIT subsidiaries without receiving adequate compensation either from us or from our tenants.

      Requirements for Qualification. The Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

(4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7) which makes an election to be a REIT (or has made such an election for a previous taxable year, which election has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT status;

(8) which uses the calendar year as its taxable year; and

(9) which meets certain other tests, described below, regarding the nature of its income and assets and regarding distributions to its shareholders.

      The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We have issued sufficient shares of our common stock with sufficient diversity of ownership to allow us to satisfy requirements (5) and (6). We will be treated as having met condition (6) above for a taxable year beginning after August 5, 1997, if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, Article 11 of our Articles of Incorporation contains restrictions regarding the transfer and ownership of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above. See “Description of Common Stock — Restrictions on Transfer.”

      In the case of a REIT owning an interest in a partnership, joint venture, limited liability company, or other legal entity that is classified as a partnership for federal income tax purposes (which we refer to collectively as partnerships), the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share (based on the REIT’s capital interest in the partnership). In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests that are discussed below. We own interests in a number of partnerships (the “Subsidiary Partnerships”), and thus, our proportionate share of the assets, liabilities and items of income from the Subsidiary Partnerships are treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.

      Income Tests. In order to maintain our qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, mortgage interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. In our taxable years from 1998 through 2004, any payment that we received under certain kinds of financial instruments that we entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, as well as any gain derived from the sale or other disposition of any such investment, constituted qualifying income for purposes of the 95% gross income test (but not the 75% gross income test). In our taxable years beginning on or after January 1, 2005, any transaction that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets must constitute a properly identified “hedging transaction” (in accordance with Section 1221 of the Code and the Treasury Regulations thereunder) to avoid giving rise to non-qualifying gross income, and any income or gain that we derive from such a properly-identified hedging transaction will be excluded from our gross income for purposes of the 95% gross income test (but not the 75% gross income test).

      Rents that we receive will qualify as “rents from real property” in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as “rents from real property” if we, or an owner of 10% or more of our outstanding stock, directly or constructively were to own 10% or more of the ownership interests in such tenant (a “Related Party Tenant”), unless such tenant is our taxable REIT subsidiary and certain other conditions are satisfied. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rent to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to our tenants, other than through an “independent contractor” from whom we derive no revenue. The “independent contractor” requirement, however, does not apply to the extent the services we provide are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, the “independent contractor” requirement will not apply to noncustomary services we provide, if the annual value of such noncustomary services does not exceed 1% of the gross income derived from the property with respect to which the noncustomary services are provided (the “1% de minimis exception”). For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, in taxable years beginning after December 31, 2000, our taxable REIT subsidiaries are permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as “rents from real property.”

      From time to time, we may derive rent from certain tenants based, in whole or in part, on the net profits of the tenant, rent from Related Party Tenants, or rent that is more than 15% attributable to personal property. However, the amount of such nonqualifying rent income, if any, is not expected to be material, and we have complied and believe we will continue to comply with the 95% and 75% gross income tests. In addition, based on our knowledge of the real estate markets in the geographic regions in which we operate, we believe that all services that are provided to the tenants of the properties generally will be considered “usually or customarily” rendered in connection with the rental of comparable real estate. Further, we intend to provide any noncustomary services only through qualifying independent contractors, through our taxable REIT subsidiaries or in compliance with the 1% de minimis exception.

      We manage certain properties held by the Subsidiary Partnerships, and in return for such services, we receive certain management and accounting fees. We obtained a ruling from the Internal Revenue Service that the portion of such fees that is apportioned to the capital interests of the other partners constitutes non-qualifying gross income for purposes of Section 856 of the Code, and the portion of each fee that is apportioned our capital interest is disregarded for purposes of Section 856 of the Code. We also expect to receive certain other types of non-qualifying income, such as dividends and interest paid by CREC to us (which will qualify under the 95% gross income test but not under the 75% gross income test). We believe, however, that the aggregate amount of such non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

      If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect and we attach a schedule to our federal income tax return containing certain information concerning our gross income. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “General,” even if these relief provisions were to apply, a tax would be imposed with respect to the excess income.

      In addition to the 75% and 95% gross income tests, we had to meet a 30% gross income test for our taxable years that ended prior to January 1, 1998. The 30% gross income test required that short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years, other than involuntary conversions and sales of foreclosure property, represent less than 30% of a REIT’s gross income, including gross income from prohibited transactions. We believe that we met the 30% gross income test for relevant taxable years that ended prior to January 1, 1998. The 30% gross income test does not apply to our taxable years beginning on or after January 1, 1998.

      Asset Tests. At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including our allocable share of real estate assets held by the Subsidiary Partnerships), stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or a public offering of long-term debt, cash, certain cash items and government securities. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer’s debt and equity securities that we own may not exceed 5% of the value of our total assets (the “5% asset test”). Fourth, we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% voting securities test”). Fifth, with respect to taxable years beginning after December 31, 2000, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities (the “10% value test”), subject to certain exceptions. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests.

      The following assets are not treated as “securities” held by us for purposes of the 10% value test: (i) “straight debt” meeting certain requirements, unless we hold (either directly or through our “controlled” taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer’s outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as “rents from real property” under the 75% and 95% gross income tests; (v) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity; (vi) securities issued by another qualifying REIT; and (vii) other arrangements identified in Treasury regulations (which have not yet been issued or proposed). In addition, any debt instrument issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test in taxable years beginning on or after January 1, 2005, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership.

      For taxable years beginning after December 31, 2000, the 5% asset test, the 10% voting securities test, and the 10% value test do not apply to the securities of a taxable REIT subsidiary. However, the value of the debt and equity securities of all taxable REIT subsidiaries we own (including for purposes of this test only any mortgage debt issued by a taxable REIT subsidiary that is secured by real estate assets) cannot represent more than 20% of the value of our total assets. Any corporation in which a REIT directly or indirectly owns stock (other than another REIT, a corporation which directly or indirectly operates or manages a lodging facility or a health care facility, and, with certain exceptions, a corporation which directly or indirectly provides to any person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated) may be treated as a taxable REIT subsidiary if the REIT and the corporation file a joint election with the Internal Revenue Service for the corporation to be treated as a taxable REIT subsidiary of the REIT.

      We own 100% of the stock of CREC, and we also have made loans to CREC. We have filed a joint election with CREC to have CREC, as well as its corporate subsidiaries, treated as our taxable REIT subsidiaries, effective as of January 1, 2001. Accordingly, the debt and equity securities of CREC that we hold are not subject to the 5% asset test, the 10% voting securities test, or the 10% value test.

      We believe that our debt and equity securities of CREC, together with the debt and equity securities of our other taxable REIT subsidiaries, have represented, at all relevant times, less than 20% of the value of our total assets. With respect to taxable years ending on or prior to December 31, 2000, we believe that the securities of each such issuer also represented less than 5% of the value of our total assets. We also believe that the value of the securities, including unsecured debt, of each other issuer in which we have owned an interest, excluding equity interests in partnerships (which are looked through rather than treated as securities for purposes of the REIT asset tests), has never exceeded 5% of the total value of our assets and that we comply with the 10% voting securities test and the 10% value test (taking into account the various exceptions referred to above). No independent appraisals have been obtained, however, to support these conclusions, and Deloitte Tax LLP, in rendering the tax opinion described above, is relying upon our representations regarding the value of our securities and our other assets. Although we plan to take steps to ensure that we continue to satisfy all of the applicable REIT asset tests, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in the taxable REIT subsidiaries or changes in our other investments.

      If we were to fail any of the asset tests discussed above at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain relief provisions enacted as part of the American Jobs Creation Act of 2004. Under one of these relief provisions, if we were to fail the 5% asset test, the 10% voting securities test, or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which the failure was identified. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-

qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which the failure was identified, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date of the failure and ending on the date we dispose of the asset (or otherwise cure the asset test failure). These relief provisions will be available to us in our taxable years beginning on or after January 1, 2005, although it is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

      Annual Distribution Requirements. To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (A) the sum of (i) 90% (95% for taxable years before 2001) of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% (95% for taxable years before 2001) of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90% (95% for taxable years before 2001), but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income (including any net capital gain) required to have been distributed in prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

      We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we may not have sufficient cash or liquid assets, from time to time, to meet the distribution requirements due to timing differences between the receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). In the event that such timing differences occur, we may need to borrow money, sell assets, or take other measures to permit us to pay the required dividends.

      Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

      Failure to Qualify. Under a new relief provision enacted as part of the American Jobs Creation Act of 2004, if we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. This new relief provision will be available to us in our taxable years beginning on or after January 1, 2005, although it is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

      If we were to fail to qualify for taxation as a REIT in any taxable year and no relief provisions were to apply, we would be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible from our taxable income, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to our shareholders will be taxable as ordinary income. Under these circumstances, subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction and individual shareholders may be eligible for a reduced tax rate on “qualified dividend income” received from regular C corporations. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. In addition, to re-elect REIT status after being disqualified, we would have to distribute as dividends, no later than the end of our first taxable year as a re-electing REIT, all of the earnings and profits attributable to our pre-1987 taxable years (when we were a taxable C corporation). Thus, to re-elect REIT status after being disqualified, we could be required to incur substantial indebtedness or liquidate substantial investments in order to make such distributions.

Other Tax Considerations

      We believe that each of the Subsidiary Partnerships qualifies as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a publicly traded partnership (within the meaning of Section 7704 of the Code).

      If a Subsidiary Partnership were treated as an association taxable as a corporation, the value of our interest in such partnership would no longer qualify as a real estate asset for purposes of the 75% asset test. Further, if a Subsidiary Partnership were treated as a taxable corporation, then we would cease to qualify as a REIT if our ownership interest in such partnership exceeded 10% of the partnership’s voting interests, or the value of our debt and equity interest in such partnership exceeded 5% of the value of the our total assets or 10% of the value of the partnership’s outstanding debt and equity securities. Furthermore, in such a situation, distributions from the Subsidiary Partnership to us would be treated as dividends, which do not qualify in satisfying the 75% gross income test described above and which therefore could make it more difficult for us to meet such test, and we would not be able to deduct our share of losses generated by such Subsidiary Partnership in computing our net taxable income.

Taxation of Shareholders

      Taxation of Taxable Domestic Shareholders. Under the Jobs Growth Tax Relief Reconciliation Act of 2003, certain “qualified dividend income” received by domestic non-corporate shareholders in taxable years 2003 through 2008 is subject to tax at the same tax rates as long-term capital gain (generally, under the legislation, a maximum rate of 15% for such taxable years). Dividends received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates (generally, a maximum rate of 35% for taxable years 2003-2008), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. We do not expect to receive a material amount of dividends from our taxable REIT subsidiaries or from other taxable corporations, and we do not expect to pay a material amount of federal income tax on undistributed REIT taxable income or a material amount of Built-in Gains Tax. Therefore, as long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders who meet certain holding period requirements, to the limited extent that we are treated as receiving “qualified dividend income” from our stock interests in CREC or our other taxable REIT subsidiaries or as a result of paying federal income tax on undistributed REIT taxable income or Built-in Gains Tax). In addition, as long as we qualify as a REIT, corporate shareholders will not be eligible for the dividends received deduction as to any dividends received from us.

      Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of our common stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares of our common stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend that we declare in October, November or December of any year payable to a shareholder of record on a specific date in any such month shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

      We may make an election to treat all or part of our undistributed net capital gain as if it had been distributed to our shareholders. As described above, these undistributed amounts would be subject to corporate-level tax payable by us. If we were to make such an election, our shareholders would be required to include in their income as long-term capital gain their proportionate shares of our undistributed net capital gain. Each shareholder would be deemed to have paid his or her proportionate share of the income tax imposed on us with respect to such undistributed net capital gain, and this amount would be credited or refunded to the shareholder in computing his or her own federal income tax liability. In addition, the tax basis of the shareholder’s stock would be increased by his or her proportionate share of the undistributed net capital gains included in his or her income, less his or her proportionate share of the income tax imposed on us with respect to such gains.

      Domestic shareholders may not include in their individual income tax returns any of our net operating losses or net capital losses. Instead, we would carry over such losses for potential offset against our future income, subject to certain limitations. Taxable distributions from us and gain from the sale of our shares will not be treated as passive activity income and, therefore, domestic shareholders generally will not be able to apply any “passive activity losses” (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of our stock (or distributions, if any, taxable at capital gain rates), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains or distributions, as the case may be, will be taxed at ordinary income rates. For purposes of computing each shareholder’s alternative minimum taxable income, certain of our “differently treated items” for each taxable year (for example, differences in computing depreciation deductions for regular tax purposes and alternative minimum tax purposes) may be apportioned to our shareholders in accordance with section 59(d)(1)(A) of the Code.

      In general, any gain or loss realized upon a taxable disposition of our shares by a domestic shareholder who is not a dealer in securities will be treated as a capital gain or loss. Any loss upon a sale or exchange of shares of our common stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from us that were required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of our shares may be disallowed if other shares of our stock are purchased within 30 days before or after the disposition.

      For non-corporate taxpayers, the tax rate differential between capital gain and ordinary income may be significant. Under current law, the highest marginal non-corporate income tax rate applicable to ordinary income is 35%. Any capital gain recognized or otherwise properly taken into account before January 1, 2009, generally will be taxed to a non-corporate taxpayer at a maximum rate of 15% with respect to capital assets held for more than one year. (Under current law, the maximum capital gains rate for non-corporate taxpayers will rise to 20% for gain taken into account on or after January 1, 2009.) The tax rates applicable to ordinary income apply to gain from the sale or exchange of capital assets held for one year or less. In the case of capital gain attributable to the sale or exchange of certain real property held for more than one year, an amount of such gain equal to the amount of all prior depreciation deductions not otherwise required to be taxed as ordinary depreciation recapture income will be taxed at a maximum rate of 25%. With respect to distributions designated by us as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we also may designate, and will notify our shareholders, whether the dividend is taxable to non-corporate shareholders at regular long-term capital gain rates or at the 25% rate applicable to unrecaptured depreciation.

      The characterization of income as capital or ordinary also may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer’s ordinary income only up to a maximum annual amount of $3,000. Non-corporate taxpayers may carry forward their unused capital losses. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of its capital gains, with unused losses eligible to be carried back three years and forward five years.

      Information Reporting and Backup Withholding. We will report to our domestic shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding, at a rate equal to the fourth lowest rate of federal income tax applicable to ordinary income of individuals (currently 28%), with respect to dividends paid unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide his or her correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding may be applied as a credit against the shareholder’s federal income tax liability, which could result in a refund. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us. See “Taxation of Foreign Shareholders” below.

      Taxation of Tax-Exempt Shareholders. The Internal Revenue Service has ruled publicly that amounts distributed by a REIT to a tax-exempt employees’ pension trust do not constitute “unrelated business taxable income” (“UBTI”). Based upon this ruling and subject to the discussion below regarding qualified pension trust investors, distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares of our stock are not otherwise used in an unrelated trade or business of the tax-exempt entity. Revenue rulings, however, are interpretive in nature and subject to revocation or modification by the Internal Revenue Service.

      A “qualified trust” (defined to be any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) by relying on a special “look-through” rule under which shares held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” if either (i) a single qualified trust holds more than 25% of the value of the REIT’s shares or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT’s shares, hold in the aggregate more than 50% of the value of the REIT’s shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT’s shares is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon the “look-through” rule.

      Taxation of Foreign Shareholders. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. Shareholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

      Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Shareholder that are not designated as capital gain dividends unless (i) a lower treaty rate applies and the required IRS Form W-8BEN evidencing eligibility for that reduced rate is filed with us or (ii) the Non-U.S. Shareholder files an IRS Form W-8ECI with us properly claiming that the distribution is “effectively connected” income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder’s shares, such excess will constitute gain subject to U.S. federal income tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. In addition, the portion of such distributions in excess of current and accumulated earnings and profits, to the extent not subject to the 30% withholding tax on ordinary dividends, will be subject to a 10% withholding tax under FIRPTA, unless the Non-U.S. Shareholder obtains a withholding certificate from the Internal Revenue Service establishing the right to a reduced amount of FIRPTA withholding. The Non-U.S. Shareholder may seek a refund from the Internal Revenue Service of excess tax withheld if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits or, if the 10% withholding tax applied, did not give rise to taxable gain under FIRPTA.

      Under the American Jobs Creation Act of 2004, which President Bush signed into law on October 22, 2004, distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will not be treated under FIRPTA as income “effectively connected” with a U.S. business carried on by the Non-U.S. Shareholder, provided that (i) the distribution is received in a taxable year beginning after the date of enactment of the legislation (October 22, 2004), (ii) the distribution is received with respect to a class of our stock that is regularly traded on an established securities market located in the United States, and (iii) the Non-U.S. Shareholder does not own more than 5% of that regularly traded class of stock at any time during the taxable year in which the distribution is received. Rather than being subject to tax as effectively connected income under FIRPTA, such distributions will be treated as ordinary REIT dividends that are not capital gain dividends. Thus, such distributions generally will be subject to the 30% withholding tax described above (as opposed to a 35% withholding tax under prior law), such distributions will not be subject to the branch profits tax, and Non-U.S. Shareholders generally will not be required to file a U.S. federal income tax return by reason of receiving such distributions.

      In the case of any Non-U.S. Shareholder who is not eligible for the exception (described above) that was adopted as part of the American Jobs Creation Act of 2004 (an “Ineligible Non-U.S. Shareholder”), for any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to such Ineligible Non-U.S. Shareholder under the provisions of FIRPTA. Under FIRPTA, these distributions are taxed to an Ineligible Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Thus, Ineligible Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and will be required to file U.S. federal income tax returns. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Ineligible Non-U.S. Shareholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution to an Ineligible Non-U.S. Shareholder that could be designated by us as a capital gain dividend. This amount may be applied as a credit against the Ineligible Non-U.S. Shareholder’s FIRPTA tax liability.

      Gain recognized by a Non-U.S. Shareholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. We believe that we currently qualify as a “domestically controlled REIT,” and that the sale of common stock by a Non-U.S. Shareholder therefore will not be subject to tax under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. Shareholder’s gain would be taxed under FIRPTA would depend on whether our common stock is regularly traded on an established securities market at the time of sale and on the size of the selling shareholder’s interest in our stock. In addition, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) the investment in our common stock is treated as effectively connected with the Non-U.S. Shareholder’s U.S. trade or business, in which case the Non-U.S Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of our common stock were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

State and Local Taxes

      Cousins Properties Incorporated, its subsidiaries, and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside (although shareholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions), and their state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

      We may sell any securities:

•	to or through underwriters or dealers;

•	through agents;

•	in block trades;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

      The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale or at prices related to prevailing market prices, or at negotiated prices.

      For each series of securities, the prospectus supplement will set forth the terms of the offering including:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

      If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities may be on a firm commitment basis or best efforts basis and will be subject to certain conditions. If the underwriters agree to purchase the securities on a firm commitment basis, they will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

      If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

      Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

      We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

      The securities, other than the common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

      One or more of the underwriters, dealer or agents, and/or one or more of their respective affiliates, may be a lender under our credit facility and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of our business.

EXPERTS

      Our consolidated financial statements incorporated in this prospectus by reference from our Current Report on Form 8-K filed on November 9, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      Our consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements and financial statement schedule of CSC Associates, L.P., incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

      The legality of the securities will be passed upon for Cousins by King & Spalding LLP, Atlanta, Georgia.

Cousins Properties Incorporated

3,000,000 Shares

                            % Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Banc of America Securities LLC	Wachovia Securities

Co-Managers

KeyBanc Capital Markets	RBC Capital Markets	Wells Fargo Securities, LLC

                          , 2004